TABLE OF CONTENTS*
Article I. Definitions 1
Section 1.1.  Definitions. 1
Section 1.2.  General; References to Times. 19
Article II. Credit Facility 19
Section 2.1.  Revolving Loans.   19
Section 2.2.  Bid Rate Loans.    20
Section 2.3.  Swingline Loans.   23
Section 2.4.  Rates and Payment of Interest on Loans. 25
Section 2.5.  Number of Interest Periods. 26
Section 2.6.  Repayment of Loans. 26
Section 2.7.  Prepayments. 27
Section 2.8.  Continuation. 27
Section 2.9.  Conversion.  28
Section 2.10.  Notes.      28
Section 2.11.  Voluntary Reductions of the Commitment. 28
Section 2.12.  Extension of Revolving Termination Date. 29
Section 2.13.  Conversion to Term Loans 30
Section 2.14.  Amount Limitations. 30
Article III. Payments, Fees and Other General Provisions 31
Section 3.1.  Payments.    31
Section 3.2.  Pro Rata Treatment. 31
Section 3.3.  Sharing of Payments, Etc. 32
Section 3.4.  Several Obligations. 33
Section 3.5.  Minimum Amounts.   33
Section 3.6.  Fees.  33
Section 3.7.  Computations. 33
Section 3.8.  Usury. 34
Section 3.9.  Agreement Regarding Interest and Charges. 34
Section 3.10.  Statements of Account.  34
Section 3.11.  Defaulting Lenders. 34
Section 3.12.  Taxes.      35
Article IV. Yield Protection, Etc. 37
Section 4.1.  Additional Costs; Capital Adequacy. 37
Section 4.2.  Suspension of LIBOR Loans. 38
Section 4.3.  Illegality.  38
Section 4.4.  Compensation.      38
Section 4.5.  Treatment of Affected Loans. 39
Section 4.6.  Change of Lending Office. 39
Section 4.7.  Assumptions Concerning Funding of LIBOR Loans.  40
Article V. Conditions Precedent  40
Section 5.1.  Initial Conditions Precedent. 40
Section 5.2.  Conditions Precedent to All Loans. 42
Section 5.3.  Conditions to Conversion to Term Loans. 43
Article VI. Representations and Warranties 43
Section 6.1.  Representations and Warranties. 43
Section 6.2.  Survival of Representations and Warranties, Etc.  50
Article VII. Affirmative Covenants 50
Section 7.1.  Preservation of Existence and Similar Matters.  50
Section 7.2.  Compliance with Applicable Law and Material Contracts.  50
Section 7.3.  Maintenance of Property. 51
Section 7.4.  Conduct of Business. 51
Section 7.5.  Insurance.   51
Section 7.6.  Payment of Taxes and Claims. 51
Section 7.7.  Visits and Inspections. 52
Section 7.8.  Use of Proceeds.   52
Section 7.9.  Environmental Matters.   52
Section 7.10.  Books and Records. 53
Section 7.11.  REIT Status. 53
Section 7.12.  ERISA Exemptions. 53
Section 7.13.  Further Assurances. 53
Section 7.14.  Additional Subsidiaries. 53
Section 7.15.  NYSE Listing.     53
Article VIII. Information  53
Section 8.1.  Quarterly Financial Statements. 54
Section 8.2.  Year-End Statements.     54
Section 8.3.  Compliance Certificate.  54
Section 8.4.  Other Information. 55
Article IX. Negative Covenants   57
Section 9.1.  Financial Covenants. 57
Section 9.2.  Indebtedness. 58
Section 9.3.  Contingent Obligations.  59
Section 9.4.  Investments. 59
Section 9.5.  Liens; Agreements Regarding Liens; Other Matters.  60
Section 9.6.  Distributions to Shareholders. 60
Section 9.7.  Merger, Consolidation and Sales of Assets. 61
Section 9.8.  Fiscal Year. 61
Section 9.9.  Modifications to Material Contracts. 62
Section 9.10.  Subordinated Debt Prepayments; Amendments. 62
Section 9.11.  Transactions with Affiliates. 62
Section 9.12.  Property Acquisition Policy. 62
Section 9.13.  Concentration of Assets in Material Subsidiaries.  63
Article X. Default   63
Section 10.1.  Events of Default. 63
Section 10.2.  Remedies Upon Event of Default. 66
Section 10.3.  Remedies Upon Certain Defaults. 68
Section 10.4.  Allocation of Proceeds. 68
Section 10.5.  Performance by Agent.   68
Section 10.6.  Rights Cumulative. 69
Section 10.7.  Recision of Acceleration by Requisite Lenders.  69
Article XI. The Agent      69
Section 11.1.  Authorization and Action. 69
Section 11.2.  Agent's Reliance, Etc.  70
Section 11.3.  Notice of Defaults. 70
Section 11.4.  First Union as Lender.  71
Section 11.5.  Approvals of Lenders.   71
Section 11.6.  Lender Credit Decision, Etc. 71
Section 11.7.  Indemnification of Agent. 72
Section 11.8.  Successor Agent.  73
Section 11.9.  Syndication and Documentation Agents. 73
Article XII. Miscellaneous 74
Section 12.1.  Notices.    74
Section 12.2.  Expenses.   75
Section 12.3.  Setoff.     75
Section 12.4.  Arbitration. 76
Section 12.5.  Successors and Assigns. 77
Section 12.6.  Removal of Lenders. 80
Section 12.7.  Amendments.       81
Section 12.8.  Nonliability of Agent and Lenders. 82
Section 12.9.  Confidentiality.  82
Section 12.10.  Indemnification. 82
Section 12.11.  Termination; Survival. 84
Section 12.12.  Severability of Provisions. 84
Section 12.13.  GOVERNING LAW.   84
Section 12.14.  Counterparts.    84
Section 12.15.  Limitation of Liability. 85
Section 12.16.  Entire Agreement. 85
Section 12.17.  Construction.    85

Schedule 6.1.(b) Ownership Structure
Schedule 6.1.(f) Ownership of Properties; Liens
Schedule 6.1.(g) Indebtedness
Schedule 6.1.(h) Material Contracts
Schedule 6.1.(n) Environmental Laws
Schedule 9.3.  Contingent Obligations
Schedule 9.4.  Investments

EXHIBIT A Form of Assignment and Acceptance Agreement
EXHIBIT B Form of Designation Agreement
EXHIBIT C Form of Guaranty
EXHIBIT D Form of Notice of Borrowing
EXHIBIT E Form of Notice of Continuation
EXHIBIT F Form of Notice of Conversion
EXHIBIT G Form of Notice of Swingline Borrowing
EXHIBIT H Form of Swingline Note
EXHIBIT I Form of Bid Rate Quote Request
EXHIBIT J Form of Bid Rate Quote
EXHIBIT K Form of Bid Rate Quote Acceptance
EXHIBIT L Form of Revolving Note
EXHIBIT M Form of Bid Rate Note
EXHIBIT N Form of Extension Request
EXHIBIT O Form of Opinion of Counsel
EXHIBIT P Form of Compliance Certificate


* This Table of Contents is not part of the Credit Agreement and is provided as a convenience only.

   THIS CREDIT AGREEMENT dated as of September 16, 1997 by and among MERRY LAND & INVESTMENT COMPANY, INC., a corporation organized under the laws of the State of Georgia (the "Borrower"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5(d), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Syndication Agent (the "Syndication Agent"), FLEET NATIONAL BANK, as Documentation Agent (the "Documentation Agent"), and FIRST UNION NATIONAL BANK, as Agent.

   WHEREAS, the Agent and the Lenders desire to make available to the Borrower a $200,000,000 revolving credit facility, which will include a $25,000,000 swing line facility, on the terms and conditions contained herein.

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Article I. Definitions
Section 1.1. Definitions.
   In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

   "Additional Costs" has the meaning given that term in Section 4.1.

   "Adjusted Eurodollar Rate" means, with respect to each Interest Period for any Fixed LIBOR Loan, the rate obtained by dividing (a) Fixed LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on Fixed LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America).

   "Affiliate" means any Person (other than the Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding five percent (5.0%) or more of any equity interest in the Borrower; or (c) five percent (5.0%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

   "Agent" means First Union National Bank, in its capacity as contractual representative of the Lenders under the terms of this Agreement, and any of its successors.

   "Agreement Date" means the date as of which this Agreement is dated.

   "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

   "Applicable Margin" means the respective percentages per annum determined, at any time, based on the range into which the Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in the Borrower's Credit Rating which would cause it to move to a different range in the table shall effect a change in the Applicable Margin on the Business Day immediately following the date on which such change occurs. Notwithstanding any other provision contained in this definition, during any period in which the Borrower has no Credit Rating from either S&P or Moody's, the Applicable Margin shall be percentage corresponding to Level 5 in the table. During any period in which the Borrower shall only have one Credit Rating, the Applicable Margin shall be based on such Credit Rating. During any period that the Borrower receives only two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of such two Credit Ratings. During any period that the Borrower receives more than two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lowest of all such Credit Ratings; provided, however, if the two highest Credit Ratings shall be Investment Grade Ratings and at least one of which shall be from S&P or Moody's, then the Applicable Margin shall be determined by the lower of such two highest Credit Ratings.


Level
Borrower's Credit Rating
(S&P/Moody's or equivalent)
Applicable Margin

1 A-/A3 or equivalent 0.50%

2 BBB+/Baa1 or equivalent 0.60%

3 BBB/Baa2 or equivalent 0.90%

4 BBB-/Baa3 or equivalent 1.10%

5 Lower than BBB-/Baa3 or equivalent 1.25%


   "Asset Backed Security" means any security that (a) entitles the holder thereof to receive all or a specified portion of, or to receive payments based upon payments received on, the proceeds of financial assets (including without limitation mortgage loans), either fixed or revolving, that by their terms convert into cash within a finite time period; (b) is fully guaranteed by the United States of America or an agency or instrumentality thereof (including mortgage backed securities issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or similar government sponsored entities) and (c) is not classified as a "high-risk mortgage security" under the January 28, 1992 statement of policy of the Federal Financial Institutions Examination council, or any subsequent amendment thereto or regulatory pronouncement substituting therefor.

   "Assignee" has the meaning given that term in Section 12.5.(d).

   "Assignment and Acceptance Agreement" means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A or such other form as may be agreed to by such Lender, such Assignee and the Agent.

   "Base Rate" means the per annum rate of interest equal to the greater of (a) the Prime Rate or (b) the Federal Funds Rate plus one-half of one percent (0.5%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Agent or any Lender on any extension of credit to any debtor.
   "Base Rate Loan" means a Loan bearing interest at a rate based on the Base Rate.

   "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

   "Bid Rate" has the meaning given that term in Section 2.2.(c)(ii)(C).

   "Bid Rate Borrowing" has the meaning given that term in Section 2.2.(b).

   "Bid Rate Loan" means a loan made by a Lender under Section 2.2.(b).

   "Bid Rate Notes" has the meaning given that term in Section 2.10.(b)

   "Bid Rate Quote" means an offer in accordance with Section 2.2.(c) by a Lender to make a Bid Rate Loan with one single specified interest rate.

   "Bid Rate Quote Request" has the meaning given that term in Section 2.2.(b).

   "Borrower" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and assigns.

   "Business Day" means (a) any day other than a Saturday, Sunday or other day on which banks in Charlotte, North Carolina are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

   "Capitalized EBITDA" means, with respect to a Person and as of a given date,
(a) such Person's EBITDA for the fiscal quarter most recently ended times (b) 4 and divided by (c) 9.0%.

   "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

   "Capitalized NOI" means, with respect to an Unencumbered Property, (a) the Net Operating Income for such Unencumbered Property for the fiscal quarter most recently ended times (b) 4 and divided by (c) 9.0%.

   "Cash Equivalents" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("S&P") or at least P-2 or the equivalent by Moody's Investors Services, Inc. ("Moody's"); (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000.00 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

   "Commitment" means, as to each Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1. in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such Lender's "Initial Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.11. or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5.

   "Commitment Percentage" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the sum of (i) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Commitment Percentage" of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

   "Compliance Certificate" has the meaning given such term in Section 8.3.

   "Construction Asset Costs" means, with respect to Real Property Assets on which construction of improvements has begun (as evidenced by foundation excavation) but has not yet been completed (as such completion shall be evidenced by a certificate of occupancy or its equivalent on a building by building basis after completion of all budgeted amenities, including egress, ingress, pool, clubhouse and laundry facilities), the aggregate, good faith estimated cost of construction of such improvements (including land acquisition costs).

   "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under Interest Rate Agreements; or (d) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), comaking, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take or pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

   "Continue", "Continuation" and "Continued" each refers to the continuation of a Fixed LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.8.

   "Convert", "Conversion" and "Converted" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.9.

   "Credit Event" means any of the following: (a) the making (or deemed making) of any Loan and (b) the Conversion of a Loan.

   "Credit Rating" means the lowest rating assigned by a Rating Agency to each series of rated senior unsecured long term indebtedness of the Borrower.

   "Default" means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time or both.

   "Defaulting Lender" has the meaning set forth in Section 3.11.

   "Designated Lender" means a special purpose corporation which is an affiliate of a Lender, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody's or A-1 (or the then equivalent grade) by S&P that, in either case, (a) is organized under the laws of the United States of America or any state thereof, (b) shall have become a party to this Agreement pursuant to Section 12.5.(e) and (c) is not otherwise a Lender.

   "Designated Lender Note" means a Bid Rate Note of the Borrower evidencing the obligation of the Borrower to repay Bid Rate Loans made by a Designated Lender.

   "Designating Lender" has the meaning given that term in Section 12.5.(e).

   "Designation Agreement" means a Designation Agreement between a Lender and a Designated Lender and accepted by the Agent, substantially in the form of Exhibit B or such other form as may be agreed to by such Lender, such Designated Lender and the Agent.

   "Developed Property" means a Real Property Asset improved with one or more multi-family residential apartment complexes that is owned directly in whole by the Borrower or any of its Subsidiaries.

   "Dollars" or "$" means the lawful currency of the United States of America.

   "EBITDA" means, with respect to a Person and for any period, the sum of such Person's Funds From Operation and Interest Expense for such period. In determining EBITDA of the Borrower or any Subsidiary, EBITDA attributable to any Real Property Asset (a) acquired by the Borrower or such Subsidiary during such period may be included in EBITDA of the Borrower or such Subsidiary, as applicable, on a pro forma basis in an amount not to exceed the EBITDA for such Real Property Asset for the immediately preceding period of equal duration, so long as the Borrower provides the Lenders with evidence of the calculation of the EBITDA for such Real Property Asset for such period which calculation is acceptable to the Requisite Lenders in their reasonable discretion and (b) disposed of during such period shall be disregarded. In addition, distributions of cash received by the Borrower or any Subsidiary during such period from any of their Unconsolidated Affiliates shall be included in Borrower's EBITDA.

   "Effective Date" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled.

   "Eligible Assignee" means any Person who is: (i) currently a Lender; (ii) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; or (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such Person is not currently a Lender, such Person's senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's, or the equivalent or higher of either such rating by another Rating Agency acceptable to the Agent. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing under Section 10.1.(a) or (b), the "Eligible Assignee" shall mean any Person that is not an individual.

   "Environmental Laws" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. <section> 7401 et seq; Federal Water Pollution Control Act, 33 U.S.C.
<section> 1251 et seq.; Solid Waste Disposal  Act,  42 U.S.C. <section> 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. <section> 9601 et seq.; National Environmental Policy Act, 42 U.S.C.
<section>  4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

   "Equity Issuance" means any issuance or sale by a Person of its capital stock or other similar equity security, or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock or other similar equity security.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

   "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

   "Event of Default" means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

   "Extension Request" has the meaning given that term in Section 2.12.

   "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and
(b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

   "Fees" means the fees and commissions provided for or referred to in Section
3.6. and any other fees payable by the Borrower hereunder or under any other Loan Document.

   "First Union" means First Union National Bank and its successors and assigns.

   "Fixed Charges" means, for a given period, the sum of (a) such Interest Expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis, plus (b) the aggregate of all scheduled principal payments on Indebtedness made by such the Borrower and its Subsidiaries during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate of all dividends paid or accrued by the Borrower and its Subsidiaries on any Preferred Stock during such period, plus (d) $50 per each fiscal quarter during such period times the weighted average of the number of units contained in all Developed Properties calculated in a manner consistent with how the Borrower calculates such average as set forth in its financial statements.

   "Fixed LIBOR" means, for any Fixed LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "Fixed LIBOR" shall mean, for any Fixed LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

   "Fixed LIBOR Loan" means a Loan bearing interest at a rate based on Fixed LIBOR.

   "Floating LIBOR" means at any time a floating per annum rate of interest equal to the Adjusted Eurodollar Rate which at such time would be quoted to apply to a Fixed LIBOR Loan having an Interest Period of 30 days if such Fixed LIBOR Loan were made two Business Days following such time. Any change in Floating LIBOR resulting from a change in such Adjusted Eurodollar Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs.

   "Floating LIBOR Loan" means a Loan bearing interest at a rate based on Floating LIBOR.

   "Floating Rate Debt" means any Indebtedness of the Borrower or any Subsidiary which bears interest at a fluctuating interest rate. The term "Floating Rate Debt" shall not include (a) any Indebtedness in respect of which the Borrower or such Subsidiary, as applicable, has obtained an Interest Rate Agreement which effectively causes such fluctuating rate to become a fixed rate less than or equal to a fixed interest rate which could be obtained by borrowers of comparable creditworthiness as the Borrower on Indebtedness of comparable duration and principal amount or (b) any Indebtedness which, at the option of the Borrower or such Subsidiary, as applicable, may bear interest at a fixed rate for periods of varying length, during any such period in excess of 90 days.

   "Foreign Lender" means any Lender organized under the laws of a jurisdiction other than the United States of America.

   "Funds From Operations" means, for any given period, net income for such period, excluding non-recurring expenses, net realized gains for such period and equity in earnings (losses) of Unconsolidated Affiliates, to the extent included in net income, plus depreciation of real property for such period, all as determined in accordance with GAAP.

   "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

   "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

   "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

   "Guaranty" means a Guaranty executed by any Subsidiary and substantially in the form of Exhibit C.

   "Hazardous Materials" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(c) any flammable substances or explosives  or  any  radioactive materials; and
(d) asbestos in any form or (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

   "Implied Capitalization Value" means, at a given time, the sum of (a) the Capitalized EBITDA of the Borrower and its Subsidiaries determined on a consolidated basis at such time, plus (b) all cash, marketable securities and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which by the Borrower or a Subsidiary is restricted in any way (excluding restrictions in the nature of early withdrawal penalties)) of the Borrower and its Subsidiaries determined on a consolidated basis at such time, plus (c) 50% of the amount of "Apartments Under Development" as is or would be set forth on the consolidated balance sheet of the Borrower at such time.

   "Indebtedness" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); and (e) all Indebtedness of other Persons which (i) such Person has guarantied or which is otherwise recourse to such Person or (ii) are secured by a Lien on any property of such Person.

   "Indenture" means that certain Indenture dated as of February 1, 1995 by and between the Borrower and First Union National Bank, f/k/a First Union National Bank of Georgia, as Trustee (the "Trustee"), as supplemented by that certain First Supplemental Indenture dated as of June 1, 1995 by and between the Borrower and the Trustee.

   "Intellectual Property" has the meaning given that term in Section 6.1.(r).

   "Interest Expense" means, with respect to a Person and for any period, the total consolidated interest expense (including, without limitation, capitalized interest expense and interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable.

   "Interest Period" means:

   (a) with respect to any Fixed LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

   (b) with respect to any Bid Rate Loan, the period commencing on the date such Bid Rate Loan is made and ending on any Business Day not less than 7 nor more than 180 days thereafter, as the Borrower may select as provided in
Section 2.2.(b).

Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Revolving Termination Date or the Termination Date, such Interest Period shall end on the Revolving Termination Date or the Termination Date, as applicable; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding the immediately preceding clause (i), no Interest Period for any Fixed LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any Fixed LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

   "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar contractual agreement or arrangement entered into with a nationally recognized financial institution then having an Investment Grade Rating for the purpose of protecting against fluctuations in interest rates.

   "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

   "Investment" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance or extension of credit to, or contribution (in the form of money or goods) to the capital of, any other Person; (c) any Guaranty of the Indebtedness of any other Person;
(d) any other investment in any other Person; and (e) any commitment or option to make an Investment in any other Person.

   "Investment Grade Rating" means a Credit Rating of BBB- or higher by S&P, Baa3 or higher by Moody's, or the equivalent or higher of either such rating by another Rating Agency.
   "Lender" means each financial institution from time to time party hereto as a "Lender" or a "Designated Lender," together with its respective successors and assigns; provided, however, that the term "Lender" shall exclude each Designated Lender when used in reference to any Loan other than a Bid Rate Loan, the Commitments or terms relating to the any Loan other than a Bid Rate Loan and the Commitments and shall further exclude each Designated Lender for all other purposes hereunder except that any Designated Lender which funds a Bid Rate Loan shall, subject to Section 12.5.(e), have the rights (including the rights given to a Lender contained in Sections 12.2. and 12.10.) and obligations of a Lender associated with holding such Bid Rate Loan.

   "Lending Office" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.

   "LIBOR Loan" means a Loan bearing interest at a rate based on either Fixed LIBOR or Floating LIBOR.

   "Lien" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge, ground lease or lease constituting a Capitalized Lease
Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give, or otherwise convey any of the foregoing.

   "Loan" means a Revolving Loan, a Term Loan, a Bid Rate Loan or a Swingline Loan.

   "Loan Document" means this Agreement, each Note and each other document or instrument now or hereafter executed and delivered by the Borrower or any Subsidiary in connection with, pursuant to or relating to this Agreement.

   "Material Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under any Loan Document to which it is a party which does not result from a material adverse effect on the items described in the immediate preceding clause (a), (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. Except with respect to representations made or deemed made by the Borrower or any Subsidiary in any of the other Loan Documents to which it is a party, all determinations of materiality shall be made by the Requisite Lenders in their reasonable judgment unless expressly provided otherwise.

   "Material Contract" means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower or any Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

   "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

   "Material Subsidiary" means, as of the date of any determination thereof, any Subsidiary which has total assets having a book value greater than or equal to $15,000,000.

   "Moody's" means Moody's Investors Services, Inc.
   "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

   "Net Operating Income" means, for any Unencumbered Property and for any given fiscal quarter of the Borrower, the sum of the following (without duplication): (a) rents and other revenues received in the ordinary course from such Unencumbered Property (including proceeds of rent loss insurance) minus
(b) all expenses paid or accrued related to the ownership, operation or maintenance of such Unencumbered Property, including but not limited to taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses and on-site marketing expenses minus (c) property management fees, if any, paid or accrued in respect of such Unencumbered Property during such period.

   "Net Proceeds" means, with respect to an Equity Issuance by a Person, the aggregate amount of all cash received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

   "Note" means a Revolving Note, a Bid Rate Note or a Swingline Note.

   "Notice of Borrowing" means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.1.(b) evidencing the Borrower's request for a borrowing of Revolving Loans.

   "Notice of Continuation" means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.8. evidencing the Borrower's request for the Continuation of a Fixed LIBOR Loan.

   "Notice of Conversion" means a notice in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.9. evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.

   "Notice of Swingline Borrowing" means a notice in the form of Exhibit G to be delivered to the Swingline Lender pursuant to Section 2.3.(b) evidencing the Borrower's request for a Swingline Loan.

   "Obligations" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

   "Occupancy Rate" means, with respect to a Developed Property at any time, the ratio, expressed as a percentage, of (a) the number of units of such Developed Property actually occupied by tenants paying rent pursuant to binding leases as to which no monetary default has occurred and is continuing to (b) the aggregate number of units of such Developed Property.

   "Other Relevant Subsidiary" means any Subsidiary, individually or together with other Subsidiaries, the occurrence of any of the events described in Sections 10.1.(f) or 10.1.(g) with respect to which could reasonably be expected to have a Material Adverse Effect.

   "Participant" has the meaning given that term in Section 12.5.(c).

   "PBGC"  means  the Pension Benefit Guaranty Corporation  and  any  successor agency.
   "Permitted Liens" means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under
Section 7.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable
Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; (d) Liens in existence as of the Agreement Date and set forth in Schedule 6.1.(f); and (e) Liens in favor of the Agent for the benefit of the Lenders.

   "Person" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

   "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

   "Post-Default Rate" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to four percent (4.0%) plus the Base Rate as in effect from time to time.

   "Preferred Stock" means, with respect to any Person, shares of capital stock of, or other equity interests in, such Person which are entitled to preference or priority over any other capital stock of, or other equity interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

   "Prime Rate" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent or any Lender.
   "Principal Office" means the office of the Agent located at One First Union Center, Charlotte, North Carolina 28288, or such other office of the Agent as the Agent may designate from time to time.

   "Quarterly Date" means the last Business Day of March, June, September and December in each year, the first of which shall be September 30, 1997.

   "Rating Agency" means S&P, Moody's or any other nationally recognized securities rating agency selected by the Borrower and acceptable to the Requisite Lenders.
   "Real Property Assets" means the real property assets currently owned in whole or in part by the Borrower or any of its Subsidiaries and listed on
Schedule 6.1.(f), as such Schedule may be modified from time to time to reflect sales, transfers, assignments, conveyances, development, acquisitions and purchases of real property assets.

   "Register" has the meaning given that term in Section 12.5.(e).

   "Regulatory Change" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

   "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

   "Rejecting Lender" has the meaning given that term in Section 2.12.(b).

   "Requisite Lenders" means, as of any date, Lenders having at least 66 2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66 2/3% of the principal amount of the Loans.


   "Revolving Loan" means a loan made by a Lender to the Borrower  pursuant  to
Section 2.1.

   "Revolving Note" has the meaning given that term in Section 2.10.(a).

   "Revolving Termination Date" means September 16, 2000, or such later date to which the Revolving Termination Date may be extended pursuant to Section 2.12.

   "Secured Indebtedness" means, with respect to any Person, any Indebtedness of such Person that is secured in any manner by any Lien, and shall include such Person's pro rata share of the Secured Indebtedness of any of such Person's Unconsolidated Affiliates.

   "Securities Act" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

   "Senior Note Agreement" means the separate Note Purchase Agreements dated as of September 30, 1993 between the Borrower and the financial institutions named on the signature pages thereto.

   "Senior Notes" means the Borrower's 6.625% Senior Notes in the aggregate principal amount of $120,000,000 issued pursuant to the Senior Note Agreements.

   "Solvent" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

   "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

   "Subordinated Debt" means Indebtedness of the Borrower or any of its Subsidiaries that is subordinated in right of payment and otherwise to the Loans and the other Obligations in a manner satisfactory to the Agent and the Requisite Lenders in their sole and absolute discretion.

   "Subsidiary" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" means any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

   "Supermajority Lenders" means, as of any date, Lenders having at least 75% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 75% of the principal amount of the Loans.

   "Swingline Commitment" means the Swingline Lender's obligation to make Swingline Loans pursuant to Section 2.3. in an amount up to, but not exceeding, $25,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

   "Swingline   Lender"   means  First  Union,  together  with  its  respective
successors and assigns.

   "Swingline Loan" means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.3.(a).

   "Swingline Note" means the promissory note of the Borrower payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed, substantially in the form of Exhibit H.
   "Tangible Net Worth" means, for any Person  and  as  of  a  given date, such
Person's total stockholder's equity minus (to the extent reflected in determining stockholders' equity of such Person): (a) the amount of any write-up in the book value of any assets contained in any balance sheet of such Person resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be properly classified as intangible assets under GAAP.
   "Taxes" has the meaning given that term in Section 3.12.

   "Termination Date" means the date two years following the Revolving Termination Date.

   "Term Loan" has the meaning given that term in Section 2.13.

   "Type" with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

   "Unconsolidated Affiliate" shall mean, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

   "Unencumbered Property" means a Developed Property which satisfies all of the following requirements as determined by the Agent: (a) fee simple title to such Developed Property is vested entirely in the Borrower or a Subsidiary of the Borrower; (b) neither such Developed Property, nor any interest of the Borrower or such Subsidiary therein, is subject to any Lien other than Permitted Liens of the types described in clauses (a), (b), (c) or (e) of the definition of Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon; (c) if such Developed Property is owned by a Subsidiary, none of the Borrower's direct or indirect ownership interest in such Subsidiary is subject to any Lien other than Permitted Liens of the types described in clauses (a), (b), (c) or
(e) of the definition of Permitted Liens or to any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien thereon; (d) such Developed Property has an Occupancy Rate of at least 80%; and
(e) such Developed Property is free of all structural defects, title defects, environmental conditions or other adverse matters other than defects, conditions or matters individually or collectively which are not material to the profitable operation of such Developed Property.

   "Unencumbered Property Value" means the sum of (a) the aggregate amount of Capitalized NOI for all Unencumbered Properties owned by the Borrower and its Wholly Owned Subsidiaries, plus (b) the aggregate amount of Capitalized NOI for all Unencumbered Properties owned by Subsidiaries that are not Wholly Owned Subsidiaries, plus (c) all cash and cash equivalents (excluding tenant deposits and other cash and cash equivalents the disposition of which by the Borrower or any Subsidiary, as applicable, is restricted in any way (excluding restrictions in the nature of early withdrawal penalties)) of the Borrower and its Subsidiaries determined on a consolidated basis as of the end of the most recent fiscal quarter, plus (d) 50% of the amount of "Apartments Under Development" as set forth on the consolidated balance sheet of the Borrower for the fiscal quarter most recently ending. The aggregate of the amounts of items
(b) through (d) may not account for more than 20% of the Unencumbered Property Value at any time.

   "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

   "Unsecured Indebtedness" means, with respect to a Person, all Indebtedness of such Person that is not Secured Indebtedness.

Section 1.2.  General; References to Times.
   Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Charlotte, North Carolina time.

Article II. Credit Facility
Section 2.1.  Revolving Loans.
   (a) Generally. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Revolving Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Commitment; provided, however, that in no event shall the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Swingline Loans, and the aggregate principal amount of all outstanding Bid Rate Loans, exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Revolving Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

   (b) Requesting Revolving Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans. Each Notice of Borrowing shall be delivered to the Agent before 12:00 noon (a) in the case of Fixed LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (b) in the case of Base Rate Loans or Floating LIBOR Loans, on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Agent (but in any event not later than 1:00 p.m. on the date of receipt thereof). Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

   (c) Disbursements of Revolving Loan Proceeds. No later than 3:00 p.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. With respect to Revolving Loans to be made after the Effective Date, unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Revolving Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower no later than 4:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing.

Section 2.2.  Bid Rate Loans.
   (a) Bid Rate Loans. In addition to borrowings of Revolving Loans, at any time during the period from the Effective Date to but excluding the Revolving Termination Date the Borrower may, as set forth in this Section, request the Lenders to make offers to make Bid Rate Loans to the Borrower in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

   (b) Requests for Bid Rate Loans. When the Borrower wishes to request from the Lenders offers to make Bid Rate Loans, it shall give the Agent notice (a "Bid Rate Quote Request") so as to be received no later than 10:00 a.m. on the Business Day next preceding the date of borrowing proposed therein (or such other time and date as the Borrower and the Agent, with the consent of the Requisite Lenders, may agree). The Agent shall deliver to each Lender a copy of each Bid Rate Quote Request promptly upon receipt thereof by the Agent (but in any event not later than 11:00 a.m. on the date of receipt thereof). The Borrower may request offers to make Bid Rate Loans for up to three different Interest Periods in each Bid Rate Quote Request (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Bid Rate Quote Request for a separate borrowing (a "Bid Rate Borrowing"). Each Bid Rate Quote Request shall be substantially in the form of Exhibit I and shall specify as to each Bid Rate Borrowing:

   (i)   the proposed date of such borrowing, which shall be a Business Day;

   (ii) the aggregate amount of such Bid Rate Borrowing, which shall not cause any of the limits specified in Section 2.14. to be violated; and

   (iii) the duration of the Interest Period applicable thereto.

Except as otherwise provided in this subsection (b), no Bid Rate Quote Request shall be given within five Business Days (or such other number of days as the Borrower and the Agent, with the consent of the Requisite Lenders, may agree) of the giving of any other Bid Rate Quote Request.

(c) Bid Rate Quotes.

   (i) Each Lender may submit one or more Bid Rate Quotes, each containing an offer to make a Bid Rate Loan in response to any Bid Rate Quote Request; provided that, if the Borrower's request under Section 2.2.(b) specified more than one Interest Period, such Lender may make a single submission containing one or more Bid Rate Quotes for each such Interest Period. Each Bid Rate Quote must be submitted to the Agent not later than 12:00 noon on the proposed date of borrowing (or such other time and date as the Borrower and the Agent, with the consent of the Requisite Lenders, may agree and of which all Lenders have been notified); provided that the Lender then acting as Agent may submit a Bid Rate Quote only if it notifies the Borrower of the terms of the offer contained therein not later than 11:30 a.m. on the proposed date of such borrowing. Subject to Articles V. and X., any Bid Rate Quote so made shall be irrevocable except with the consent of the Agent given at the request of the Borrower. If any such revocation occurs, then the Agent shall give prompt notice thereof to all Lenders who submitted Bid Rate Quotes in response to the applicable Bid Rate Quote Request and each such Lender may revoke its Bid Rate Quote by giving written notice of such revocation to the Agent no later than 12:20 p.m. on the proposed date of borrowing. Such Bid Rate Loans may be funded by a Lender's Designated Lender (if any) as provided in Section 12.5.(e), however such Lender shall not be required to specify in its Bid Rate Quote whether such Bid Rate Loan will be funded by such Designated Lender.

   (ii) Each Bid Rate Quote shall be substantially in the form of Exhibit J and shall specify:

   (A)   the proposed date of borrowing and the Interest Period therefor;

   (B) the principal amount of the Bid Rate Loan for which each such offer is being made; provided that the aggregate principal amount of all Bid Rate Loans for which a Lender submits Bid Rate Quotes (x) may be greater or less than the Commitment of such Lender but (y) shall not exceed the principal amount of the Bid Rate Borrowing for a particular Interest Period for which offers were requested;

   (C) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) offered for each such Bid Rate Loan (the "Bid Rate"); and

   (D)   the identity of the quoting Lender.

Unless otherwise agreed by the Agent and the Borrower, no Bid Rate Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Rate Quote Request and, in particular, no Bid Rate Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made.

   (d) Notification by Agent. The Agent shall, as promptly as practicable after the Bid Rate Quotes are submitted (but in any event not later than 12:30 p.m. on the proposed date of borrowing), notify the Borrower of the terms (i) of any Bid Rate Quote submitted by a Lender that is in accordance with Section 2.2.(c) and (ii) of any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Lender with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by the Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of the Bid Rate Borrowing for which offers have been received and (B) the principal amounts and Bid Rates so offered by each Lender (identifying the Lender that made each Bid Rate Quote).

(e) Acceptance by Borrower.

   (i) Not later than 1:00 p.m. on the proposed date of borrowing (or such other time and date as the Borrower and the Agent, with the consent of the Requisite Lenders, may agree), the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.2.(d) which notice shall be in the form of Exhibit K. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The failure of the Borrower to give such notice by such time shall constitute nonacceptance. The Borrower may accept any Bid Rate Quote in whole or in part (provided any acceptance in part shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof); provided that:

   (A) the aggregate principal amount of each Bid Rate Borrowing may not exceed the applicable amount set forth in the related Bid Rate Quote Request;

   (B) the aggregate principal amount of each Bid Rate Borrowing shall comply with the provisions of Section 3.5. but shall not cause the limits specified in
Section 2.14. to be violated;

   (C) acceptance of offers may be made only in ascending order of Bid Rates in each case beginning with the lowest rate so offered; and

   (D)   the  Borrower  may  not  accept  any  offer  that fails to comply with
Section 2.2.(c) or otherwise fails to comply with the requirements of this Agreement).

   (ii) If offers are made by two or more Lenders with the same Bid Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

   (f) Obligation to Make Bid Rate Loans. The Agent shall promptly (and in any event not later than 2:00 p.m. on the proposed date of borrowing) notify each Lender that submitted a Bid Rate Quote as to whose Bid Rate Quote has been accepted and the amount and rate thereof. A Lender who is notified that it has been selected to make a Bid Rate Loan may designate its Designated Lender (if any) to fund such Bid Rate Loan on its behalf, as described in Section 12.5. Any Designated Lender which funds a Bid Rate Loan shall on and after the time of such funding become the obligee under such Bid Rate Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Bid Rate Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Bid Rate Loan is funded. Any Lender whose offer to make any Bid Rate Loan has been accepted shall, not later than 3:00 p.m. on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at its Principal Office in immediately available funds, for account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower no later than 4:00 p.m. on such date by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower.

   (g) No Effect on Commitment. Except for the purpose and to the extent expressly stated in Section 2.11., the amount of any Bid Rate Loan made by any Lender shall not constitute a utilization of such Lender's Commitment.

Section 2.3.  Swingline Loans.
   (a) Swing Line Loans. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Revolving Termination Date, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment; provided, however, that in no event shall the aggregate principal amount of all outstanding Swingline Loans, together with the aggregate principal amount of all outstanding Revolving Loans and the aggregate principal amount of all outstanding Bid Rate Loans, exceed the aggregate amount of the Commitments as in effect from time to time. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

   (b) Procedure for Borrowing Swingline Loans. The Borrower shall give the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan. Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 3:00 p.m. on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice. Not later than 4:00 p.m. on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing.

   (c) Interest. Swingline Loans shall bear interest at Floating LIBOR or at such other rate or rates as the Borrower and the Swingline Lender may agree from time to time in writing. Interest payable on Swingline Loans is solely for the account of the Swingline Lender. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in
Section 2.4. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in connection with any particular Swingline Loan).
   (d) Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amounts provided for in Section 3.5..(a) or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 4:00 p.m. on the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

   (e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and in any event, within 5 Business Days after the date such Swingline Loan was made. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Revolving Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Floating LIBOR Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan. The limitations of Section 3.5.(a) shall not apply to any borrowing of Floating LIBOR Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Agent of any such borrowing of Floating LIBOR Loans not later than 12:00 noon on the proposed date of such borrowing. Each Lender will make available to the Agent at the Principal Office for the account of Swingline Lender, in immediately available funds, the proceeds of the Floating LIBOR Loan to be made by such Lender. The Agent shall pay the proceeds of such Floating LIBOR Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. If the Lenders are prohibited from making Loans required to be made under this subsection for any reason, including without limitation, the occurrence of any of the Events of Default described in Sections 10.1.(e) or 10.1.(f), each Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2. are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to the Agent on behalf of the Swingline Lender in Dollars and in immediately available funds. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender's demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

Section 2.4.  Rates and Payment of Interest on Loans.
   (a) Rates. The Borrower promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

   (i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time);

   (ii) during such periods as such Loan is a Fixed LIBOR Loan, at the Adjusted Eurodollar Rate for such Loan for the Interest Period therefor, plus the Applicable Margin;

   (iii) during such periods as such Loan is a Floating LIBOR Loan, at the Floating LIBOR, plus the Applicable Margin; and

   (iv) if such Loan is a Bid Rate Loan, at the Bid Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.2.

Notwithstanding the foregoing, during the continuance of an Event of Default the Borrower hereby promises to pay to the Agent for account of each Lender interest at the Post-Default Rate on the aggregate outstanding principal of all Loans made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

   (b) Payment of Interest. Accrued interest on each Loan shall be payable as provided in each of the following clauses which apply to such Loan: (i) in the case of a Base Rate Loan or a Floating LIBOR Loan, monthly on the last Business Day of each calendar month, (ii) in the case of a Fixed LIBOR Loan or a Bid Rate Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (iii) in the case of any Fixed LIBOR Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted) and (iv) in the case of any Base Rate Loan or Floating LIBOR Loan, upon the payment or prepayment thereof in full. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

Section 2.5.  Number of Interest Periods.
   There may be no more than 5 different Interest Periods for Fixed LIBOR Loans and no more than 5 different Interest Periods for Bid Rate Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous).

Section 2.6.  Repayment of Loans.
   (a)   Revolving Loans.  Unless converted  into  the  Term  Loans pursuant to
Section 2.13., the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Revolving Termination Date.

   (b)   Bid  Rate  Loans.   The Borrower shall repay  the  entire  outstanding
principal amount of, and all accrued but unpaid interest on, each Bid Rate Loan on the last day of the Interest Period of such Bid Rate Loan.

   (c) Term Loans. The Borrower shall repay the principal balance of the Term Loans in consecutive quarterly installments due on each Quarterly Date following the Revolving Termination Date until the Term Loans are paid in full. Each installment shall be in an amount equal to one-eighth of the initial aggregate principal balance of the Term Loans. Notwithstanding the foregoing, the entire outstanding principal balance of the Term Loans shall be due and payable in full on the Termination Date.

Section 2.7.  Prepayments.
   (a)   Optional.   Subject to Section 4.4., the Borrower may prepay any  Loan
(other than a Bid Rate Loan) at any time without premium or penalty. Bid Rate Loans may not be prepaid at the option of the Borrower.

   (b) Mandatory. If at any time either (i) the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Swingline Loans and the aggregate principal amount of all outstanding Bid Rate Loans, exceeds the aggregate amount of the Commitments in effect at such time, or (ii) the aggregate principal amount of all outstanding Bid Rate Loans exceeds 50% of the aggregate amount of the Commitments in effect at such time, then in either such case the Borrower shall immediately pay to the Agent for the accounts of the Lenders the amount of such excess. Such payment shall be applied, in the case of a payment as a result of the application of clause (ii), as provided in Section 3.2.(f), and otherwise be applied to pay all amounts of principal outstanding on the Swingline Loans and the remainder, if any, to pay all amounts of principal outstanding on the other Loans pro rata in accordance with Section 3.2. If the Borrower is required to pay any outstanding Fixed LIBOR Loans or Bid Rate Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

Section 2.8.  Continuation.
   So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any Fixed LIBOR Loan, elect to maintain such Fixed LIBOR Loan or any portion thereof as a Fixed LIBOR Loan by selecting a new Interest Period for such Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 12:00 noon on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the Fixed LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation (and in any event not later than 1:00 p.m. on the date of receipt thereof), the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any Fixed LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Floating LIBOR Loan notwithstanding failure of the Borrower to comply with Section 2.9.

Section 2.9.  Conversion.
   So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a Fixed LIBOR Loan into a Base Rate Loan or a Floating LIBOR Loan shall be made on, and only on, the last day of an Interest Period for such Fixed LIBOR Loan. Each such Notice of Conversion shall be given by the Borrower not later than 12:00 noon (a) on the Business Day prior to the date of any proposed Conversion into Base Rate Loans or Floating LIBOR Loans or (b) on the third Business Day prior to the date of any proposed Conversion into Fixed LIBOR Loans. Promptly upon receipt of a Notice of Conversion (and in any event not later than 1:00 p.m. on the date of receipt thereof), the Agent shall notify each Lender by telecopy or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy confirmed immediately in writing if by telephone, in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a Fixed LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.10.  Notes.
   (a) Revolving Note. The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit L (each a "Revolving Note"), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

   (b) Bid Rate Notes. The Bid Rate Loans made by any Lender shall, in addition to this Agreement, also be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit M (each a "Bid Rate Note"), dated the date hereof, payable to the order of such Lender and otherwise duly completed.

   (c) Records; Endorsement on Transfer. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error. Prior to the transfer of any Note, the Lender shall endorse such items on such Note or any allonge thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans evidenced by such Note.

Section 2.11.  Voluntary Reductions of the Commitment.
   The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all outstanding Bid Rate Loans and Swingline Loans) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Agent. The Agent will promptly transmit such notice to each Lender. The Commitments, once terminated or reduced may not be increased or reinstated. Any reduction in the aggregate amount of the Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of multiple of $100,000) in the Swingline Commitment.

Section 2.12.  Extension of Revolving Termination Date.
   (a) Generally. The Borrower may request that the Agent and the Lenders extend the current Revolving Termination Date by a one year period by executing and delivering to the Agent at least 90 days but no more than 120 days prior to the date two years before the current Revolving Termination Date, a written request in the form of Exhibit N (an "Extension Request"). The Agent shall forward to each Lender a copy of each Extension Request delivered to the Agent promptly after receipt thereof. The Borrower understands that this Section has been included in this Agreement for the Borrower's convenience in requesting an extension of the Revolving Termination Date and the Borrower acknowledges that none of the Lenders nor the Agent has promised (either expressly or impliedly), nor has any obligation or commitment whatsoever, to extend the Revolving Termination Date at any time. If all of the Lenders shall have notified the Agent in writing on or prior to the date which is 30 days prior to the date two years before the current Revolving Termination Date that they accept such Extension Request, then the Revolving Termination Date shall be extended to the date one year following the current Revolving Termination Date. If any Lender shall not have notified the Agent on or prior to the date which is 30 days prior to the date two years before the current Revolving Termination Date that it accepts such Extension Request, the current Revolving Termination Date shall not be extended. The Agent shall promptly notify the Borrower whether the Extension Request has been accepted or rejected, and if rejected, the Agent shall also give the Borrower notice of which Lender or Lenders rejected the Borrower's Extension Request (each such Lender a "Rejecting Lender").

   (b) Rejecting Lenders. Notwithstanding the preceding subsection (a), after notification from the Agent that an Extension Request has been rejected (a "Notice of Rejection"), the Revolving Termination Date shall be extended as requested in such Extension Request if (i) at least the Supermajority Lenders consented to such Extension Request, (ii) no later than the date two years before the Revolving Termination Date, the Borrower shall have given written notice to the Agent and each Lender that the Borrower desires the Revolving Termination Date to be so extended notwithstanding such rejection and (iii) the Borrower shall have, no later than 180 days prior to the current Revolving Termination Date, (x) caused each Rejecting Lender to have assigned its respective Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(c) for a purchase price equal to the aggregate principal balance of Loans then owing to such Rejecting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Rejecting Lender, and to the extent the Commitment of any Rejecting Lender is not so assigned by such date (y) paid to such Rejecting Lender the aggregate principal balance of Loans then owing to such Rejecting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Rejecting Lender, whereupon such Rejecting Lender's Commitment shall terminate, such Rejecting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. In addition, in connection with any such assignment by a Rejecting Lender or any such payment to a Rejecting Lender, the Borrower shall pay the amounts, if any, due such Rejecting Lender under Section 4.4. If the Borrower desires to cause any Rejecting Lender to assign its Commitment pursuant to this subsection, the Borrower shall so notify such Rejecting Lender, the Agent and the other Lenders in writing no later than the date 210 days prior to the current Revolving Termination Date. A Rejecting Lender shall be obligated to assign its Commitment pursuant to this subsection if requested to do so by the Borrower. Each Lender that is not a Rejecting Lender shall have the right (but not the obligation) to acquire such Rejecting Lender's Commitment and shall exercise such right by giving written notice thereof to the Agent no later than 10 Business Days of receipt of the Borrower's notice. Any Lender who has failed to so notify the Agent within such 10 Business Day period shall be deemed to have declined to exercise such right. If more than one Lender exercises its right to acquire a Rejecting Lender's Commitment, each such Lender shall acquire an amount of such Rejecting Lender's Commitment in proportion to the Commitments of the Lenders exercising such right. After the expiration of such 10 Business Day period, the Borrower shall have the right to attempt to cause an Eligible Assignee to accept an assignment of a Rejecting Lender's
Commitment. Neither the Agent nor any Lender shall have any obligation to assist the Borrower in finding any such Eligible Assignee. If the Supermajority Lenders do not consent to any Extension Request or if the Borrower fails to comply with any provision of the subsection, the Revolving Termination Date shall not be extended.

Section 2.13.  Conversion to Term Loans
   Subject to the terms and conditions of this Agreement, the aggregate principal amount of Revolving Loans owing to each Lender shall automatically convert into a term loan owing to such Lender (each a "Term Loan") effective on the Revolving Termination Date provided the conditions set forth in Section
5.3. have been satisfied as of the Revolving Termination Date. At least 90 days before but not more than 120 days before the Revolving Termination Date, the Borrower agrees to deliver to the Agent and each of the Lenders written notice that the Revolving Loans will convert to Term Loans.

Section 2.14.  Amount Limitations.
   Notwithstanding any other term of this Agreement or any other Loan Document, at no time may (a) the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Bid Rate Loans and the aggregate principal amount of all outstanding Swingline Loans exceed the aggregate amount of the Commitments at such time or (b) the aggregate principal amount of all outstanding Bid Rate Loans exceed 50% of the aggregate amount of the Commitments at such time.



Article III.  Payments, Fees and Other General Provisions
Section 3.1.  Payments.
   Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Prior to making any such payment, the Borrower shall give the Agent notice of such payment. Subject to Sections 3.2. and 3.3., the Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of the Borrower with the Agent or such Lender, as the case may be (with notice to the Borrower, the other Lenders and the Agent). The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. If the Agent fails to pay such amount to a Lender as provided in the previous sentence, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

Section 3.2.  Pro Rata Treatment.
   Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1.(a) and Section 2.3.(e) shall be made from the Lenders, each payment of the Fees under Section 3.6.(a) shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.11. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment or prepayment of principal of Term Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loan then owing to each of them; (d) each payment of interest on Revolving Loans and Term Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (e) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by
Section 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous; (f) each prepayment of principal of Bid Rate Loans by the Borrower pursuant to Section 2.7.(b) shall be made for account of the Lenders then owed Bid Rate Loans pro rata in accordance with the respective unpaid principal amounts of the Bid Rate Loan then owing to each such Lender; and (g) the Lenders' participation in, and payment obligations in respect of, Swingline Loans under Section 2.3., shall be pro rata in accordance with their respective Commitments. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.3.(e)).

Section 3.3.  Sharing of Payments, Etc.
   The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender or the Agent may otherwise have, each Lender and the Agent shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of such Lender's (or the Agent's) offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Loans hereunder (or other Obligations owing to such Lender or the Agent hereunder) which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case such Lender shall promptly notify the Borrower, all other Lenders and the Agent thereof; provided, however, such Lender's failure to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with
Section 3.2. or Section 10.4., as applicable, such Lender shall promptly pay such amounts to the other Lenders and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 10.4. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4.  Several Obligations.
   No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.  Minimum Amounts.
   (a) Borrowings and Conversions. Each borrowing of Swingline Loans, Base Rate Loans or Floating LIBOR Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof. Each borrowing of Fixed LIBOR Loans, and each Conversion of Base Rate Loans or Floating LIBOR Loans to Fixed LIBOR Loans, shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Each Bid Rate Loan shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

   (b) Prepayments. Each voluntary prepayment of Revolving Loans or Term Loans shall be in an aggregate minimum amount of $1,000,000.

   (c)   Reductions  of  Commitments.  Each reduction of the Commitments  under
Section 2.11. shall be in an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof.

Section 3.6.  Fees.
   (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of the Lenders a facility fee in respect of the amount of the Commitments (whether or not utilized), or if the Revolving Loans have been converted to Term Loans, on the aggregate principal balance of the Term Loans outstanding on any date such fee is due, at the rate of one-tenth of one percent (0.1%) per annum for the period from and including the Agreement Date to but excluding the Termination Date. Such facility fee shall be payable yearly in advance on the Agreement Date and thereafter on each anniversary of the Agreement Date.

   (b)   Administrative  and  Other  Fees.   The  Borrower  agrees  to  pay the
administrative and other fees of the Agent as may be agreed to in writing from time to time.

Section 3.7.  Computations.
   Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.8.  Usury.
   In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

Section 3.9.  Agreement Regarding Interest and Charges.
   The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.4.(a)(i) through (iv) and with respect to Swingline Loans, in Section 2.3.(c). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.

Section 3.10.  Statements of Account.
   The Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon Borrower absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.11.  Defaulting Lenders.
   (a) Generally. If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, and (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document. Any amounts received by the Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

   (b) Purchase of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Agent no sooner than 2 Business Days and not later than 10 Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment in proportion to the Commitments of the other Lenders exercising such right. Upon any such purchase, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 12.5.(d), shall pay to the Agent an assignment fee in the amount of $6,000. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans. If, prior to a Lender's acquisition of a Defaulting Lender's Commitment pursuant to this subsection, such Defaulting Lender shall cure the event or condition which caused it to become a Defaulting Lender and shall have paid all amounts owing by it hereunder as a result thereof, then such Lender shall no longer have the right to acquire such Defaulting Lender's Commitment.

Section 3.12.  Taxes.
   (a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under Applicable Law in effect on the Agreement Date, (iv) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits and (v) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

   (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

   (ii)  promptly   forward   to   the  Agent  an  official  receipt  or  other
documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

   (iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

   (b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

   (c) Tax Forms. Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms 4224 or 1001, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax or
(ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

Article IV.  Yield Protection, Etc.
Section 4.1.  Additional Costs; Capital Adequacy.
   (a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:
(i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement utilized in the determination of the Adjusted Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

   (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loan into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

   (c) Notification and Determination of Additional Costs. Each of the Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Agent and or such Lender agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request by the Agent or such Lender for compensation under this Section. Determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2.  Suspension of LIBOR Loans.
   Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Adjusted Eurodollar Rate for any Interest Period:

(a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, or

(b) the Agent reasonably determines (which determination shall be conclusive) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period; then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

Section 4.3.  Illegality.
   Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4.  Compensation.
   The Borrower shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

(a) any payment or prepayment (whether mandatory or optional) of a Fixed LIBOR Loan or Bid Rate Loan, or Conversion of a Fixed LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article
V. to be satisfied) to borrow a Fixed LIBOR Loan or Bid Rate Loan from such Lender on the date for such borrowing, or to Convert a Loan of another Type into a Fixed LIBOR Loan or Continue a Fixed LIBOR Loan on the requested date of such Conversion or Continuation.

Section 4.5.  Treatment of Affected Loans.
   If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to
Section 4.1.(b), Section 4.2. or Section 4.3., then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b) or 4.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1., 4.2. or 4.3. that gave rise to such Conversion no longer exist:

   (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

   (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1. or 4.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 4.6.  Change of Lending Office.
   Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.7.  Assumptions Concerning Funding of LIBOR Loans.
   Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

Article V.  Conditions Precedent
Section 5.1.  Initial Conditions Precedent.
   The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of any Revolving Loans or Bid Rate Loans or the making of a Swingline Loan, is subject to the following conditions precedent:

   (a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

   (i)   Counterparts of this Agreement executed by each of the parties hereto;

   (ii) Notes executed by the Borrower, payable to each Lender and complying with the terms of Section 2.10.(a) and (b) and the Swingline Note executed by the Borrower;

   (iii) An opinion of Hull, Towill, Norman & Barrett, P.C. counsel to the Borrower, addressed to the Agent and the Lenders, in substantially the form of Exhibit O;

   (iv) The Articles of Incorporation of the Borrower certified as of a recent date by the Secretary of State of the State of Georgia;

   (v) A good standing certificate with respect to the Borrower issued as of a recent date by the Secretary of State of the State of Georgia and certificates of qualification to transact business or other comparable certificates issued by the Secretary of State (and any state department of taxation, as applicable) of each state in which the Borrower is required to be so qualified;

   (vi) A certificate of incumbency signed by the Secretary or Assistant Secretary of the Borrower with respect to each of the officers of the Borrower authorized to execute and deliver the Loan Documents to which the Borrower is a party and the officers of the Borrower then authorized to deliver Notices of Borrowing, Notices of Swingline Borrowing, Notices of Continuation and Notices of Conversion;

   (vii) Copies (certified by the Secretary or Assistant Secretary of the Borrower) of the bylaws of the Borrower and of all corporate action taken by the Borrower to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(viii)   A Guaranty executed by each Subsidiary;

(ix) The articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Subsidiary certified as of a recent date by the Secretary of State of the State of formation of such Subsidiary;

(x) A certificate of good standing or certificate of similar meaning with respect to each Subsidiary issued as of a recent date by the Secretary of State of the State of formation of each such Subsidiary and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Subsidiary is required to be so qualified;

(xi) A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Subsidiary with respect to each of the officers of such Subsidiary authorized to execute and deliver the Loan Documents to which such Subsidiary is a party;

(xii) Copies certified by the Secretary or Assistant Secretary of each Subsidiary (or other individual performing similar functions) of (i) the by-laws of such Subsidiary, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Subsidiary to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

   (xiii) A copy of each of the documents, instruments and agreements evidencing any of the Indebtedness described on Schedule 6.1.(g) (other than the letters of credit referred to on such Schedule) and a copy of each Material Contract, certified as true, correct and complete by the chief financial officer of the Borrower;

   (xiv) Evidence that all insurance required to be maintained by the Borrower and the Subsidiaries under the terms of the Loan Documents is in effect;

   (xv)  The Fees, if any, then due under Section 3.6.;

   (xvi) A Compliance Certificate calculated as of the fiscal quarter ending June 30, 1997; and

   (xvii) Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request; and

   (b)   In the good faith judgment of the Agent and the Lenders:  (i)
There shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect; (ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or
(2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower to fulfill its obligations under the Loan Documents; (iii) The Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower to fulfill its obligations under the Loan Documents; and (iv) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2.  Conditions Precedent to All Loans.
   The obligation of the Lenders to make any Loans and of the Swingline Lender to make Swingline Loans is subject to the further condition precedent that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and its Subsidiaries in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder and (c) in the case of the borrowing of (i) Revolving Loans, the Agent shall have received a timely Notice of Borrowing and (ii) a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made that all conditions to the making of such Loan contained in Article V. have been satisfied.

Section 5.3.  Conditions to Conversion to Term Loans.
   The conversion  of  the  Revolving Loans into Term Loans pursuant to Section
2.13. is subject to satisfaction of the following conditions:

   (a) immediately before and after such conversion, no Default or Event of Default shall have occurred and be continuing; and

   (b) the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents to which any of them is a party shall be true and correct on and as of the date of such conversion with the same force and effect as if made on and as of such date except to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder.

The delivery of the notice required under such Section shall constitute a certification by Borrower to the Agent and the Lenders that the statements in the immediately preceding clauses (a) and (b) are true.

Article VI.  Representations and Warranties
Section 6.1.  Representations and Warranties.
   In order to induce the Agent and each Lender to enter into this Agreement and to make Loans, the Borrower represents and warrants to the Agent and each Lender as follows:

   (a) Organization; Power; Qualification. Each of the Borrower and its Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized would have, in each instance, a Material Adverse Effect.

   (b) Ownership Structure. As of the Agreement Date, Schedule 6.1.(b) correctly sets forth the corporate structure and ownership interests of the Borrower's Subsidiaries including the correct legal name of each Subsidiary, its jurisdiction of formation, the Persons holding equity interests in such Subsidiary, their percentage equity or voting interest in such Subsidiary and whether such Subsidiary is a Material Subsidiary. Except as set forth in such
Schedule:

         (i) no Subsidiary has issued to any third party any securities convertible into such Subsidiary's capital stock or other equity interests or any options, warrants or other rights to acquire any securities convertible into such capital stock or other equity interests, and

         (ii) the outstanding capital stock of, or other equity interests in, each such Subsidiary are owned by the Borrower and its Subsidiaries indicated on such Schedule, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever. All such outstanding capital stock and other equity interests have been validly issued and, in the case of capital stock, are fully paid and nonassessable.

   (c) Authorization of Agreement, Notes, Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder. The Borrower and the Subsidiaries each has has the right and power, and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower or any Subsidiary is a party have been duly executed and delivered by the duly authorized officers of the Borrower or such Subsidiary, as applicable, and each is a legal, valid and binding obligation of the Borrower or such Subsidiary, as applicable, enforceable against it in accordance with its respective terms.

   (d) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower or any Subsidiary is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice, or otherwise:
(i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any Subsidiary; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation or the bylaws of the Borrower or the organizational documents of any Subsidiary, or any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary.

   (e) Compliance with Law; Governmental Approvals. The Borrower and each Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to it, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or Event of Default or have a Material Adverse Effect.

   (f)   Ownership of Properties;  Liens.   As of the Agreement Date, Part I of
Schedule 6.1.(f) sets forth all the real property owned or leased by the Borrower, its Subsidiaries and any of their Unconsolidated Affiliates, and if a Developed Property, the applicable Occupancy Rate thereof. As of the Agreement Date, the Borrower and such Persons have good and insurable fee simple title (or leasehold title if so designated on such Schedule) to all of such real property. As of the Agreement Date, there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of such real property or any other property or assets of the Borrower or any of its Subsidiaries except for Permitted Liens and except as set forth on Part II of Schedule 6.1.(f).

   (g)   Indebtedness.  Schedule 6.1.(g)  is,  as  of  the  Agreement  Date,  a
complete and correct listing of all Indebtedness of the Borrower and its Subsidiaries, including all guaranties of the Borrower and its Subsidiaries and all letters of credit and acceptance facilities extended to the Borrower or any Subsidiary. The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Indebtedness.

   (h) Material Contracts. Schedule 6.1.(h) is a true, correct and complete listing of all Material Contracts as of Agreement Date. Each of the Borrower and its Subsidiaries that are parties to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Material Contract.

   (i) Litigation. There are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower or any Subsidiary, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower or any Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, if adversely determined, could have a Material Adverse Effect, and there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower or any Subsidiary.

   (j) Taxes. All federal, state and other tax returns of the Borrower and its Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower and any of its Subsidiaries and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under
Section 7.6. None of the United States income tax returns of the Borrower and its Subsidiaries are under audit as of Agreement Date. All charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

   (k) Financial Statements; No Material Adverse Change. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ending December 31, 1996, and the related consolidated statements of income, retained earnings and cash flow for the fiscal year ending on such date, with the opinion thereon of Arthur Andersen LLP, and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal quarter ending June 30, 1997, and the related consolidated statements of income, retained earnings and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal quarter period ending on such date. Such balance sheets and statements (including in each case related schedules and notes) are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Borrower nor any of its consolidated Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements. Since December 31, 1996, there has been no material adverse change in the consolidated financial  condition,  results  of  operations,  business or prospects  of  the
Borrower and its consolidated Subsidiaries taken as a whole. Each of the Borrower and its Material Subsidiaries is Solvent.

   (l) ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

   (m) Absence of Defaults. Neither the Borrower nor any Subsidiary is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by the Borrower or any Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, have a Material Adverse Effect.

   (n) Environmental Laws. In the ordinary course of business, each of the Borrower and its Subsidiaries conducts an ongoing review of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, its respective Real Property Assets, in the course of which the Borrower or such Subsidiary identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with Environmental Laws or required as a condition of any Governmental Approval, any contract, or any related constraints on operating activities, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). The Borrower and its Subsidiaries have obtained all Governmental Approvals which are required under Environmental Laws, and are in compliance with all terms and conditions of such Governmental Approvals, which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws the failure with which to comply could have a Material Adverse Effect. Except as set forth in Schedule 6.1.(n), neither the Borrower nor any Subsidiary is aware of, or has received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower or any of its Subsidiaries may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the knowledge of the Borrower or any Subsidiary, after due inquiry, threatened, against the Borrower or any of its Subsidiaries relating in any way to Environmental Laws.

   (o) Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

   (p) Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulations G and U of the Board of Governors of the Federal Reserve System.

   (q) Affiliate Transactions. Except as permitted by Section 9.11., neither the Borrower nor any Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower or any Subsidiary is a party. Neither the Borrower nor any Subsidiary is a party to any agreement or arrangement which restricts or prohibits the payment of dividends or the repayment of inter-company loans by a Subsidiary to the Borrower.

   (r) Intellectual Property. The Borrower and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, "Intellectual Property") used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, which the failure to own or have the right to use could reasonably be expected to have a Material Adverse Effect, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person.

   (s) Accuracy and Completeness of Information. All written information, reports and other papers and data furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower or any Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. No fact is known to the Borrower or any Subsidiary which has had, or may in the future have (so far as the Borrower or any Subsidiary can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Effective Date. No document furnished or written statement made to the Agent or any Lender in connection with the negotiation, preparation of execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or any Subsidiary or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

   (t)   REIT Status.  The Borrower qualifies as a REIT.

   (u) Not Plan Assets. The assets of the Borrower or any Subsidiary do not and will not constitute "plan assets", within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

   (v) Business. As of the Agreement Date, the Borrower and its Subsidiaries are substantially engaged in the business of owning, managing and developing upscale apartment communities in the Southern United States of America.

   (w)   Real  Properties.   With  respect to each Real Property Asset owned or
operated by it or its Subsidiaries, the Borrower represents and warrants to the Lenders and the Agent as follows:

   (i) Title Insurance. Except as to undeveloped land acquired by the Borrower prior to January 1, 1984, either (i) on the date of purchase of each such Real Property Asset, either (A) a title insurance policy was issued to the Borrower or one of its Subsidiaries in an amount not less than the purchase price paid by the Borrower or such Subsidiary, or (B) the Borrower or one of its Subsidiaries had obtained a commitment from a title insurance company to issue such title insurance policy following such purchase date, had complied as of such purchase date with each other condition precedent to the issuance of such title policy and had paid the premium in respect of such policy, and in each case neither the Borrower nor any of its Subsidiaries has taken any action that would cause such title insurance policy not to be valid and in full force and effect or (ii) with respect to such Real Property Asset, there exists an attorney's opinion of title dated on or about such date of purchase favorable to the Borrower or one of its Subsidiaries, given by an attorney licensed to practice law in the jurisdiction where such real property is located.

   (ii)  Hazard  Insurance.   Each such  Real  Property  Asset  is  covered  by
insurance required under Section 7.5.

   (iii) Improvements. None of the improvements on any such Real Property Assets lies outside of the boundaries and building restriction lines of such property, no improvements on adjoining properties encroach upon such Real Property Assets, and no improvement located on or forming part of such Real Property Assets is in violation of any applicable zoning laws or ordinances, in each case, which could reasonably be expected to have a Material Adverse Effect.

   (iv) Condemnation Proceedings. As of the Agreement Date, there is no material proceeding pending or threatened for the total or partial condemnation of any such Real Property Asset, or for the relocation of roadways providing access thereto.

   (v) Purchase Options. There are no outstanding options or rights of first refusal materially affecting any such Real Property Asset.

   (vi)  Separate  Lots.   Each  such  Real  Property Asset is a  separate  tax
parcel, assessed for real estate tax purposes separately from property owned by any other Person, with such exceptions as are not material.

   (vii) Ground Leases. Where the interest of the Borrower or any of its Subsidiaries in any such Real Property Asset exists under a ground lease, such ground lease is in full force and effect and no material default has occurred under such ground lease, nor is there any existing condition which, but for the passage of time or the giving of notice (other than rent, or other payments due but not yet delinquent), would result in a material default under the terms of such ground lease.

Section 6.2.  Survival of Representations and Warranties, Etc.
   All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower or any Subsidiary to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Date and delivered to the Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

Article VII.  Affirmative Covenants
   For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner provided for in Section 12.7., the Borrower shall:

Section 7.1.  Preservation of Existence and Similar Matters.
   Except as otherwise permitted under Section 9.7., preserve and maintain, and cause each Subsidiary to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could have a Material Adverse Effect.

Section 7.2.  Compliance with Applicable Law and Material Contracts.
   Comply, and cause each Subsidiary to comply, with (a) all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party.

Section 7.3.  Maintenance of Property.
   In addition to the requirements of any of the other Loan Documents, (a) protect and preserve, and cause each Subsidiary to protect and preserve, all of its material properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and effectively conducted at all times.

Section 7.4.  Conduct of Business.
   Together with its Subsidiaries, at all times carry on their business described in Section 6.1.(v) ,but may do so anywhere in the continental United States of America.

Section 7.5.  Insurance.
   In addition to the requirements of any of the other Loan Documents, maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. Not in limitation of the foregoing, the Borrower shall, and shall cause its Subsidiaries to, maintain builder's risk insurance during any period of construction and, upon completion, "all risk" insurance in an amount at least equal to the greater of (i) 80% of the replacement cost of the improvements, if any, on each of its Real Property Assets, and (ii) an amount sufficient to avoid the application of any coinsurance clause contained in the related insurance policy, with insurers having an A.M. Best policyholder's rating of not less than A- and financial size category of not less than X, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Agreement Date. The Borrower will deliver to the Lenders (i) upon request of any Lender through the Agent from time to time full information as to the insurance carried, (ii) within 5 days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the Agreement Date and (iii) promptly upon receipt, notice of any cancellation or nonrenewal of coverage by the Borrower.

Section 7.6.  Payment of Taxes and Claims.
   Pay or discharge,  and  cause each Subsidiary to pay and discharge, when due
(a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower or such Subsidiary, as applicable, in accordance with GAAP.

Section 7.7.  Visits and Inspections.
   Permit, and cause each Subsidiary to permit, representatives or agents of the Agent or any Lender, from time to time, as often as may be reasonably requested and at the expense of the Agent (unless an Event of Default shall be continuing in which case the exercise by the Agent of its rights under this Section shall be at the expense of the Borrower) or such Lender, but only during normal business hours, to: (a) visit and inspect all properties of the Borrower and each Subsidiary; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial conditions, results of operations and business prospects. If requested by the Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of the Borrower and any Subsidiary with its accountants.

Section 7.8.  Use of Proceeds.
   Use the proceeds of Loans for working capital and general corporate purposes, including without limitation, the financing of the acquisition, development and construction of Real Property Assets. The Borrower shall not, and shall not permit any Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 7.9.  Environmental Matters.
   Comply, and cause all of its Subsidiaries to comply, with all Environmental Laws, the failure with which to comply could have a Material Adverse Effect. If the Borrower or any Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any Subsidiary alleging violations of any Environmental Law or requiring the Borrower or any Subsidiary to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Borrower or any Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, and such notices, individually or in the aggregate, could have a Material Adverse Effect, the Borrower shall provide the Agent with a copy of such notice within 10 days after the receipt thereof by the Borrower or any of the Subsidiaries. The Borrower and the Subsidiaries shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 7.10.  Books and Records.
   Maintain, and cause each of the Subsidiaries to maintain, books and records pertaining to its business operations in such detail, form and scope as is consistent with good business practice in accordance with GAAP.

Section 7.11.  REIT Status.
   At all times maintain its status as a REIT.

Section 7.12.  ERISA Exemptions.
   Not, and shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

Section 7.13.  Further Assurances.
   And shall cause each of its Subsidiaries to, at the Borrower's cost and expense, upon the request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent and the Lenders such further instruments, documents and certificates, and do and cause to be done such further acts that may be necessary or advisable in the opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.14.  Additional Subsidiaries.
   Within 5 Business Days of any Person becoming a Subsidiary after the Agreement Date, deliver to the Agent each of the following in form and substance satisfactory to the Agent: (a) a Guaranty executed by such Subsidiary and (b) the items that would have been delivered under Sections 5.1.(a)(iii),
(viii) through (xiii) and (xvii) if such Subsidiary had been one on the Agreement Date.

Section 7.15.  NYSE Listing.
   Maintain at least one class of common stock of the Borrower having trading privileges on the New York Stock Exchange.

Article VIII.  Information
   For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7., the Borrower shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:

Section 8.1.  Quarterly Financial Statements.
   As soon as available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

Section 8.2.  Year-End Statements.
   As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of the Borrower and its Subsidiaries as at the date thereof and the result of operations for such period and (b) independent certified public accountants of recognized national standing acceptable to the Requisite Lenders, whose certificate shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement.

Section 8.3.  Compliance Certificate.
   At the time the financial statements are furnished pursuant to Sections 8.1. and 8.2., a certificate in the form of Exhibit P (a "Compliance Certificate") executed by the chief financial officer of the Borrower: (a) setting forth in reasonable detail as at the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Borrower, and when appropriate its consolidated Subsidiaries, were in compliance with the covenants contained in Sections 9.1. and 9.6.; and (b) stating that, to the best of his or her knowledge, information and belief, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure. At the time the financial statements are furnished pursuant to Section 8.2., the Borrower will deliver to the Lenders a certificate of the independent accountants performing the audit of such financial statements to the effect that, in making such audit, nothing came to their attention that caused them to believe that the Borrower failed to comply with any of the terms, covenants, provisions or conditions contained in this Agreement insofar as they relate to financial matters. Such accountants, however, shall not be liable to any Person by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with GAAP.

Section 8.4.  Other Information.
   (a) Not later than 90 days prior to the last day of each fiscal year of the Borrower, the business plan for the Borrower and its Subsidiaries for the next three succeeding fiscal years, describing strategies for anticipated growth, marketing and capital needs and otherwise in form and detail reasonably acceptable to the Requisite Lenders;

   (b) not later than 90 days prior to the last day of each fiscal year of the Borrower, pro forma projected consolidated financial statements for the Borrower and its Subsidiaries reflecting the forecasted financial condition and results of operations of the Borrower and its Subsidiaries on a quarterly basis for the next succeeding year and an annual basis for the two succeeding fiscal years thereafter, accompanied by calculations establishing whether or not the Borrower would be in compliance on a pro forma basis with the covenants contained in Sections 9.1. and 9.6., in each case in form and detail reasonably acceptable to the Requisite Lenders;

   (c) as soon as available and in any event within 30 days after the end of each fiscal quarter of the Borrower, a statement demonstrating a comparison between the cost budget of each Real Property Asset in development to the actual disbursements made, together with a description of each such Real Property Asset setting forth the ownership, scope, status of completion and occupancy, if applicable, of each such Real Property Asset, certified as complete and correct and as having been prepared in accordance with GAAP, consistently applied, by the chief financial officer or chief accounting officer of the Borrower;

   (d) promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants including, without limitation, any management report;

   (e) within 5 Business Days of the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

   (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower;

   (g) within 45 days after the end of each fiscal quarter of the Borrower, an updated Schedule 6.1.(f), certified by the chief financial officer of the Borrower as true, correct and complete as of the date such updated schedules are delivered;

   (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the controller of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

   (i) to the extent the Borrower or any Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower or any Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Borrower or any of its Subsidiaries are being audited;

   (j) a copy of any amendment to the articles of incorporation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any Subsidiary within 5 Business Days of the effectiveness thereof;

   (k) prompt notice of any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary which has had or may have Material Adverse Effect;

   (l) prompt notice of the occurrence of any Default or Event of Default or any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower or any Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

   (m) prompt notice of any order, judgment or decree in excess of $500,000 having been entered against the Borrower or any Subsidiary or any of their respective properties or assets;

   (n) prompt notice of the acquisition, incorporation or other creation of any Subsidiary, the purpose for such Subsidiary, the nature of the assets and liabilities thereof and whether such Subsidiary is a Material Subsidiary;

   (o) notice of any Person becoming a Material Subsidiary within 2 Business Days of the determination thereof;

   (p) prompt notice of any strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower or any Subsidiary;

   (q) promptly upon entering into any Material Contract after the Agreement Date, a copy to the Agent of such Material Contract;

   (r)   together  with  each  Compliance  Certificate  delivered  pursuant  to
Section 8.3., a property detail report setting forth the Net Operating Income for each Unencumbered Property; and

   (s) from time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request.

Article IX.  Negative Covenants
   For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7., the Borrower shall not, directly or indirectly:

Section 9.1.  Financial Covenants.
   Permit:

   (a)   Ratio of Indebtedness to Implied Capitalization Value.   The  ratio of
(i) the Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis to (ii) Implied Capitalization Value as at the end of the fiscal quarter most recently ending, to exceed 0.50 to 1.00 at the end of any fiscal quarter.

   (b) Ratio of Secured Indebtedness to Implied Capitalization Value. The ratio of (i) the Secured Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis to (ii) Implied Capitalization Value as at the end of the fiscal quarter most recently ending, to exceed 0.30 to 1.00 at the end of any fiscal quarter.

   (c) Minimum Tangible Net Worth. The Tangible Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis to be less than (i) $700,000,000 plus (ii) 75% of the Net Proceeds of all Equity Issuance effected by the Borrower or any of its Subsidiaries at any time after the Agreement Date.

   (d) Ratio of Unencumbered Property Value to Unsecured Indebtedness. The ratio of (i) the Unencumbered Property Value to (ii) the Unsecured Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis, to be less than 2.0 to 1.0 at any time.

   (e) Ratio of Net Operating Income From Unencumbered Properties to Unsecured Interest Expense. The ratio of (i) Net Operating Income for all Unencumbered Properties as at the end of each fiscal quarter to (ii) Interest Expense on Unsecured Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis for such fiscal quarter, to be less than
2.00 to 1.00 at the end of such fiscal quarter. For purposes of this subsection (e), the aggregate amount of Net Operating Income for Unencumbered Properties owned by Subsidiaries that are not Wholly Owned Subsidiaries may not account for more than 20% of the amount described in the immediately preceding clause (i).

   (f) Ratio of EBITDA to Fixed Charges. The ratio of (i) EBITDA of the Borrower and its Subsidiaries determined on a consolidated basis for the fiscal quarter most recently ending to (ii) Fixed Charges for such fiscal quarter, to be less than 1.75 to 1.00 at the end of such fiscal quarter.

   (g) Construction Limit. The ratio of (i) Construction Asset Costs of the Borrower and its Subsidiaries determined on a consolidated basis for the fiscal quarter most recently ending to (ii) Implied Capitalization Value as at the end of such fiscal quarter, to be greater than 0.20 to 1.00.

   (h) Ratio of Floating Rate Debt to Total Indebtedness. The ratio of (i) all Floating Rate Debt of the Borrower and its Subsidiaries determined on a consolidated basis to (ii) all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis, to exceed 0.20 to 1.00 at any time. Solely with respect to Loans which are Floating Rate Debt, during any period in which the aggregate amount of the Commitments exceeds 20% of all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis, only the principal amount of such Loans constituting Floating Rate Debt in excess of the difference between (x) the aggregate amount of the Commitments minus (y) the aggregate principal amount of all other Floating Rate Debt, shall be included as Floating Rate Debt in clause (i) of this subsection.

Section 9.2.  Indebtedness.
   Create, incur, assume, or permit or suffer to exist, or permit any Subsidiary to create, incur, assume, or permit or suffer to exist, any Indebtedness other than the following:

   (a)   the Obligations;

   (b)   Indebtedness set forth on Schedule 6.1.(g);

   (c)   Subordinated Debt;

   (d) intercompany Indebtedness among the Borrower and its Subsidiaries; provided, however, that the obligations of each obligor of such Indebtedness shall: (i) be subordinate to the Obligations on terms acceptable to the Requisite Lenders in their sole discretion; and (ii) be evidenced by promissory notes, which shall have been pledged to the Agent, for the benefit of the Lenders, as security for the Obligations;

   (e) Indebtedness arising as a result of Contingent Obligations permitted under Section 9.3.; and

   (f) other Indebtedness incurred or assumed after the Agreement Date so long as immediately prior to the incurring or assumption thereof, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

Section 9.3.  Contingent Obligations.
   Become or remain liable, or permit any Subsidiary to become or remain liable, on or under any Contingent Obligation other than the following:

   (a) Contingent Obligations in existence as of the Agreement Date and set forth in Schedule 9.3.;

   (b)   Contingent   Obligations  resulting  from  endorsement  of  negotiable
instruments for collection in the ordinary course of business;

   (c) Contingent Obligations under Interest Rate Agreements (i) with respect to the Loans and (ii) indexed to interest rates or yields on United States Treasury Bills or Notes with respect to other Indebtedness incurred or anticipated to be incurred by the Borrower or any of its Subsidiaries; and

   (d) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations.

Section 9.4.  Investments.
   Acquire, make or purchase, or permit any Subsidiary to acquire, make or purchase, after the Agreement Date, any Investment, or permit any Investment of the Borrower or any Subsidiary to be outstanding on and after the Agreement Date, other than the following:

   (a) Investments in Subsidiaries in existence on the Agreement Date and disclosed on Schedule 6.1.(b);

   (b)   Investments in Cash Equivalents;

   (c)   Investments in Asset Backed Securities;

   (d)   Investments in existence  on  the  Agreement  Date  and  set  forth on
Schedule 9.4.;

   (e) intercompany Indebtedness among the Borrower and its Subsidiaries provided that such Indebtedness is permitted by the terms of Section 9.2.;

   (f) loans and advances to employees under incentive plans or for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices;

   (g) Investments to acquire equity interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary so long as (i) immediately prior to such acquisition, and after giving effect thereto, no Default or Event of Default is or would be in existence and (ii) such acquisition could not reasonably be expected to have a Material Adverse Effect; and

   (h) all other Investments not to exceed $15,000,000 in the aggregate at any time.

Section 9.5.  Liens; Agreements Regarding Liens; Other Matters.
   (a) Create, assume, or incur, or permit any Subsidiary to create, assume, or incur, any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.;

   (b) Enter into, assume or otherwise be bound by, or permit any Subsidiary to enter into, assume or otherwise be bound by, any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired except for any provision in an instrument or agreement evidencing the Indebtedness referred to as "Mortgage Notes" on Schedule 6.1(g) which prohibits the creation of a Lien in the property securing such Indebtedness as of the Agreement Date; or

   (c) Create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any other Subsidiary of the Borrower; (ii) pay any Indebtedness owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary.

Section 9.6.  Distributions to Shareholders.
   Declare or make cash distributions to its shareholders during any period of four consecutive fiscal quarters in an aggregate amount exceeding 90% of its Funds From Operations for such four fiscal quarter period except to the extent necessary for the Borrower to comply with Section 7.11. Notwithstanding the foregoing, if a Default or Event of Default specified in Section 10.1.(a),
Section 10.1.(b), Section 10.1.(f) or Section 10.1.(g) shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 10.2.(a), the Borrower shall not, and shall not permit any Subsidiary to, make (a) any dividend or other distribution on account of any capital stock or other equity interest of the Borrower or any Subsidiary; (b) any acquisition for value of any capital stock or other equity interest of the Borrower or any Subsidiary; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any capital stock or other equity interest of the Borrower or any Subsidiary.

Section 9.7.  Merger, Consolidation and Sales of Assets.
   (a) Enter into, or permit any Subsidiary to enter into, any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired or permit any Subsidiary to do any of the foregoing; provided, however, that:

   (i) any Subsidiary of the Borrower may merge or consolidate with (A) the Borrower, so long as the Borrower shall be the surviving entity or (B) a Subsidiary of the Borrower;

   (ii) a Subsidiary may sell, transfer or dispose of its assets to the Borrower or a Wholly Owned Subsidiary of the Borrower;

   (iii) a Subsidiary may liquidate provided that immediately prior to such liquidation and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; and

   (iv) the Borrower or any Subsidiary may merge or consolidate with any other corporation, provided that (A) the Borrower or such Subsidiary shall be the continuing or surviving corporation and (B) immediately prior to such merger or consolidation and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence.

Further, neither the Borrower nor any Subsidiary shall enter into any sale-leaseback transactions or other transaction by which the Borrower or a Subsidiary shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person.

Section 9.8.  Fiscal Year.
   Change its fiscal year from that in effect as of the Agreement Date.

Section 9.9.  Modifications to Material Contracts.
   Enter into, or permit any Subsidiary to enter into, any amendment or modification to any Material Contract which could have a Material Adverse Effect or default in the performance of any obligations of the Borrower or any Subsidiary under any Material Contract or permit any Material Contract to be canceled or terminated prior to its stated maturity. Not in limitation of the foregoing, the Borrower will not amend or otherwise modify the terms of any of the Senior Note Agreements, the Indenture, the Senior Notes, or any other document, instrument or agreement evidencing any Indebtedness of the Borrower or any Subsidiary to effect any of the following: (a) increase the rate of interest, (b) alter the time and manner of payments, (c) alter the maturity date, (d) make the covenants more restrictive, (e) make the events of default more restrictive to the Borrower or any Subsidiary, (f) restrict the ability of the Borrower or any Subsidiary to perform its obligations hereunder or (g) make any other changes which would increase the obligations of the Borrower or any Subsidiary thereunder or confer additional rights on the holders of such Indebtedness.

Section 9.10.  Subordinated Debt Prepayments; Amendments.
   Prepay any principal of, or accrued interest on, any Subordinated Debt or otherwise make any voluntary or optional payment with respect to any principal of, or accrued interest on, any Subordinated Debt prior to the originally scheduled maturity date thereof or otherwise redeem or acquire for value any Subordinated Debt or permit any Subsidiary to do any of the foregoing. Further, the Borrower shall not, or permit any Subsidiary to, amend or modify, or permit the amendment or modification of, any agreement or instrument evidencing any Subordinated Debt without the prior written consent of the Requisite Lenders.

Section 9.11.  Transactions with Affiliates.
   Permit to exist or enter into, and will not permit any of its Subsidiaries to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower or with any director, officer or employee of the Borrower, any Subsidiary or any other Affiliate, except (i) transactions involving consideration in aggregate amount for all such transactions not in excess of $300,000 per fiscal year and (ii) transactions in the ordinary course of, and pursuant to the reasonable requirements of the, business of the Borrower or any of its Subsidiaries and upon fair and reasonable terms which are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

Section 9.12.  Property Acquisition Policy.
   Acquire, or permit any Subsidiary to acquire, any Real Property Asset unless the representations contained in this Agreement which would be applicable to such Real Property Asset if owned by the Borrower or a Subsidiary, including without limitation, those set forth in Section 6.1.(w), would be true and correct if given as of the date of such acquisition. In addition, neither the Borrower nor any Subsidiary will acquire any new Real Property Asset unless for each such Real Property Asset it shall first:

   (a) conduct and document in writing the results of (i) a building inspection (including without limitation tests for radon and asbestos), (ii) an engineering analysis, (iii) a property investigation and (iv) all other investigations and examinations as are customarily made by other purchasers of properties similar to the property which is the subject of the Real Property Asset; and

   (b) conduct and document in writing the results of a Phase I environmental review (a "Phase I") of such Real Property Asset and the surrounding area and perform and document in writing all further investigation necessary or appropriate in light of the findings of such Phase I and determine that no environmental condition exists in such area that has the potential to result in a Material Adverse Effect; provided, that if a Phase I cannot feasibly be conducted due to time constraints dictated by the terms of the proposed Real Property Asset, the Borrower shall perform computer database searches to confirm the absence of any such environmental condition, and shall perform as much of the investigation and analysis which would be part of a Phase I as is possible prior to the closing of the Real Property Asset transaction, and will obtain a full Phase I within 60 days after the acquisition of the Real Property Asset has been effected. At no time shall the aggregate book value of all Real Property Assets with respect to which there existed at the time of purchase an environmental condition as described above exceed 5% of the aggregate book value of all Real Property Assets owned by the Borrower and its Subsidiaries.

Section 9.13.  Concentration of Assets in Material Subsidiaries.
   Permit the ratio of (a) the aggregate book value of assets of its Subsidiaries that are not Material Subsidiaries to (b) the aggregate book value of all assets of the Borrower and its Subsidiaries determined on a consolidated basis, to exceed 0.20 to 1.00.

Article X.  Default
Section 10.1.  Events of Default.
   Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

   (a) Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.

   (b) Default in Payment of Other Amounts. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations (other than the principal of any Loan) owing by the Borrower under this Agreement or any other Loan Document and such failure shall continue for a period of 3 Business Days after the earlier of (i) the date upon which the Borrower or any Subsidiary obtains knowledge of such failure or (ii) the date upon which the Borrower has received written notice of such failure from the Agent.

   (c) Default in Performance. (i) The Borrower or any Subsidiary shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed contained in Section 7.11., 7.12. or 8.4.(l) or in
Article IX. or (ii) the Borrower or any Subsidiary shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) such failure shall continue for a period of 30 days after the earlier of (x) the date upon which the Borrower obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Agent.

   (d) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any Subsidiary to the Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

   (e)   Indebtedness Cross-Default.

         (i) The Borrower or any Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) or any Contingent Obligations having an aggregate outstanding principal amount of $1,000,000 or more; or

         (ii) the maturity of any such Indebtedness shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (y) been required to be prepaid prior to the stated maturity thereof; or

         (iii) any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of such Indebtedness or Contingent Obligation, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness or require any such Indebtedness to be prepaid prior to its stated maturity.

   (f) Voluntary Bankruptcy Proceeding. The Borrower, any Material Subsidiary or any Other Relevant Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or similar action for the purpose of effecting any of the foregoing.

   (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any Material Subsidiary or any Other
Relevant Subsidiary, in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person.

   (h) Contest of Loan Documents. The Borrower or any Subsidiary shall disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document.

   (i) Judgment. A judgment or order for the payment of money shall be entered against the Borrower or any Subsidiary by any court or other tribunal which exceeds, individually or together with all other such judgments or orders entered against the Borrower and its Subsidiaries, $1,000,000 in amount (or which shall otherwise have a Material Adverse Effect) and such judgment or order shall continue for a period of 30 days without being stayed or dismissed through appropriate appellate proceedings.

   (j) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower or any Subsidiary which exceeds, individually or together with all other such warrants, writs, executions and processes, $1,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Borrower or any of its Subsidiaries.

   (k) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000.

   (l) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

   (m)   Change of Control.

   (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than Boone A. Knox, any member of his immediate family or any trust for the benefit of his family members of which Boone A. Knox owns the majority legal, beneficial or controlling interest) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 15% of the total voting power of the then outstanding voting stock of the Borrower; or

   (ii) During any twelve-month period (commencing both before and after the Agreement Date), a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (A) who were members of such Board of Directors on the first date of such period, (B) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (C) whose election or nomination to such Board of Directors was approved by individuals referred to in clauses (A) and
(B) above constituting at the time of such election or nomination at least a majority of such Board of Directors.

   (n) Dissolution. Any order, judgment or decree is entered against the Borrower, any Material Subsidiary or any Other Relevant Subsidiary decreeing the dissolution or split up of such Person and such order remains undischarged or unstayed for a period in excess of 30 days.

Section 10.2.  Remedies Upon Event of Default.
   Upon the occurrence of an Event of Default the following provisions shall apply:

   (a)   Acceleration; Termination of Facilities.

         (i) Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1.(f) or 10.1.(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (ii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders, the Swingline Lender and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) each of the Commitments, the obligation of the Lenders to make Revolving Loans, the Swingline Commitment and the obligation of the Swingline Lender to make Swingline Loans hereunder, shall immediately and automatically terminate.

         (ii) Optional. If any other Event of Default shall have occurred and be continuing, the Agent may, and at the direction of the Requisite Lenders shall: (I) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (II) terminate the Commitments and the obligation of the Lenders to make Revolving Loans hereunder. Further, if the Agent has exercised any of the rights provided under the preceding sentence, the Swingline Lender shall: (x) declare the principal of, and accrued interest on, the Swingline Loans and the Swingline Note at the time outstanding, and all of the other Obligations owing to the Swingline Lender, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and
(y) terminate the Swingline Commitment and the obligation of the Swingline Lender to make Swingline Loans.

   (b) Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

   (c)   Applicable  Law.   The  Requisite Lenders may direct the Agent to, and
the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

   (d) Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

Section 10.3.  Remedies Upon Certain Defaults.
   Upon the occurrence of a Default specified in Sections 10.1.(f) or 10.1.(g), the Commitments shall immediately and automatically terminate.

Section 10.4.  Allocation of Proceeds.
   If an Event of Default shall have occurred and be continuing and the maturity of the Notes has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied by the Agent in the following order and
priority:(a)                                                   amounts  due  to
the  Agent  and  the  Lenders in respect of Fees and expenses due under Section
12.2.;
(b) payments of interest on Swingline Loans;
(c) payments of interest on all other Loans, to be applied for the ratable benefit of the Lenders;(d) payments of principal of Swingline Loans;

(e) payments of principal of Loans, to be applied for  the  ratable  benefit of
the Lenders;(f)                                                         amounts
due to the Agent and the Lenders pursuant to Sections 11.7. and 12.10.;(g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and(h) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.
Section 10.5.  Performance by Agent.
   If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.6.  Rights Cumulative.
   The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

Section 10.7.  Recision of Acceleration by Requisite Lenders.
   If at any time after acceleration of the maturity of the Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall be remedied or waived to the satisfaction of the
Supermajority Lenders, then by written notice to the Borrower, the Supermajority Lenders may elect, in the sole discretion of such Supermajority Lenders, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Supermajority Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Article XI.  The Agent
Section 11.1.  Authorization and Action.
   Each Lender hereby appoints and authorizes the Agent to take such action as agent on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms and thereof, together with such powers as are reasonably incidental thereto. The Agent shall administer the Loans in the same manner that the Agent administers loans made for its own account. The relationship between the Agent and the Lenders shall be that of principal and agent only and nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Agent will forward to each Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Agent to exercise such right or remedy.

Section 11.2.  Agent's Reliance, Etc.
   Notwithstanding any other provision of any Loan Document, including without limitation, the second sentence of Section 11.1., neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such Collateral; and
(f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

Section 11.3.  Notice of Defaults.
   The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a "notice of default." Further, if the Agent receives such a "notice of default", the Agent shall give prompt notice thereof to the Lenders.

Section 11.4.  First Union as Lender.
   First Union, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include First Union in each case in its individual capacity. First Union and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any Subsidiary or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.

Section 11.5.  Approvals of Lenders.
   All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten Business Days (or such lesser period as may be required under the Loan Documents for the Agent to respond). Unless a Lender shall give written notice to the Agent that it objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.6.  Lender Credit Decision, Etc.
   Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any Subsidiary or other Person to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any Subsidiary or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates. Each Lender acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

Section 11.7.  Indemnification of Agent.
   Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as "Agent" but not as a "Lender") in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, "Indemnifiable Amounts"); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent's gross negligence or willful misconduct or if the Agent fails to follow the written direction of the Requisite Lenders unless such failure is pursuant to the advice of counsel that following such written direction would likely violate Applicable Law or the terms of the Loan Documents and of which the Lenders have received notice. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees of the counsel(s) of the Agent's own choosing) reasonably incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws, to the extent that the Agent is not reimbursed for such expenses by the Borrower. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder (other than any claim or assertion that the Agent is not entitled to such out-of-pocket expenses as a result of its gross negligence or willful misconduct or failure to follow the written direction of the Requisite Lenders in the absence of the advice of counsel referred to above) upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.8.  Successor Agent.
   The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. In the event of a material breach of its duties hereunder, the Agent may be removed as Agent under the Loan Documents at any time by the Requisite Lenders upon 30-day's prior notice. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default shall have occurred and be continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender as a successor Agent). If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within thirty days after the resigning Agent's giving of notice of resignation or the Requisite Lenders' removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents arising or accruing thereafter. After any resigning Agent's resignation or removal hereunder as Agent, the provisions of this Article XI. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

Section 11.9.  Syndication and Documentation Agents.
   Neither the Syndication Agent nor the Documentation Agent in such respective capacities, assumes any responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles of "Syndication Agent" and "Documentation Agent" are solely honorific and imply no fiduciary responsibility on the part of either the Syndication Agent or the Documentation Agent, in its respective capacity as such, to the Agent, the Borrower or any Lender and the use of such titles does not impose on either Syndication Agent or the Documentation Agent any duties or obligations greater than those of any other Lender or entitle either Syndication Agent or the Documentation Agent to any rights other than those to which any other Lender is entitled.

Article XII.  Miscellaneous
Section 12.1.  Notices.
   Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

   If to the Borrower:

Merry Land & Investment Company, Inc.
624 Ellis Street
Augusta, Georgia  30903
Attention:  Vice President - Finance
Telecopy Number: (706) 722-4838
Telephone Number:    (706) 722-6756

   If to the Agent:

First Union National Bank
Atlanta Real Estate Lending Group
999 Peachtree Street, 6th Floor
Atlanta, Georgia  30309
Attention:  Ms. Susan T. Miller
Telecopy Number: (404) 225-4113
Telephone Number:    (404) 225-4030

and

First Union Capital Markets Group
One First Union Center, DC-6
6th Floor
Charlotte, North Carolina  28288-0166
Attention:  Ms. Julie Hudson
Telecopy Number: (706) 383-6205
Telephone Number:    (706) 383-7189

If to a Lender:

To such Lender's address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. shall be effective only when actually received. Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith under hereunder.

Section 12.2.  Expenses.
   The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 10.1.(e) or 10.1.(f), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

Section 12.3  Setoff.
   Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be due and payable as permitted by Section 10.2., and although such obligations shall be contingent or unmatured.

Section 12.4.  Arbitration.
   Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to this Agreement or any other Loan Documents ("Disputes") between or among any such parties shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, and claims arising from Loan Documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Interest Rate Agreements to which any Lender is a party. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of 60 days. The expedited procedures set forth in Rule 51 et. seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive any Applicable Laws except as provided herein. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, the following remedies that the Agent or the Lenders may exercise before or after an arbitration proceeding is brought. Subject to the other terms hereof, the Agent and the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under Applicable Law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to parties entitlement to such remedies is a Dispute. The parties hereto acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

Section 12.5.  Successors and Assigns.
   (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

   (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

   (c) Any Lender may at any time grant to one or more banks or other financial institutions, or solely with respect to participations in specific Bid Rate Loans, any other Person that is not an individual (each such bank, financial institution or other Person a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided, however,
(i) any such participating interest must be for a constant and not a varying percentage interest, (ii) no Lender may grant a participating interest in its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in an amount less than $10,000,000 and (iii) after giving effect to any such participation by a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in which it has not granted any participating interests must be at least $10,000,000. Except as otherwise provided in Section 12.3., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (d) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). The selling Lender shall notify the Agent and the Borrower of the sale of any participation hereunder and the terms thereof.

   (d) Any Lender may with the prior written consent of the Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower (which consent, in the case of the Agent and the Borrower, shall not be unreasonably withheld) assign to one or more Eligible Assignees (each an "Assignee") all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower or the Agent shall be required in the case of any assignment to another Lender or any affiliate of such Lender or another Lender;
(ii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $10,000,000; (iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement and (iv) the Agent, in its capacity as a Lender, shall not effect any assignment of its Commitment, if after giving effect thereto, the amount of such Commitment would be less than the amount of any other Lender's Commitment. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(d), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000; provided, however, such fee shall not be payable in connection with the first assignment of all or any portion of the Commitment of any Lender initially a party to this Agreement to an affiliate of such Lender.

   (e) Any Lender (each, a "Designating Lender") may at any time while the Borrower has been assigned an Investment Grade Rating from either S&P or Moody's designate one Designated Lender to fund Bid Rate Loans on behalf of such Designating Lender subject to the terms of this subsection (e) and the provisions in the immediately preceding subsections (c) and (d) shall not apply to such designation. No Lender may designate more than one Designated Lender. The parties to each such designation shall execute and deliver to the Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Bid Rate Loans on behalf of its Designating Lender pursuant to Section 2.2. after the Borrower has accepted a Bid Rate Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 11.7. and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the administrative agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding on the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender. The Borrower, the Lenders and the Agent each hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Termination Date.

   (f) The Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the "Register"). The Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment (the "Surrendered Note"), the Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Agent receives the processing and recording fee described in subsection (d) above,
(i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower.

   (g) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

   (h) A Lender may furnish any information concerning the Borrower, or any Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 12.9.

   (i) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any Subsidiary or Affiliate of the Borrower.

   (j) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws United States of America or of any other jurisdiction.

Section 12.6.  Removal of Lenders.
   If (a) a Lender requests compensation  pursuant  to Section 3.12. or Section
4.1. and the Requisite Lenders are not also doing the same, or (b) the obligation of a Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b),
Section 4.2. or Section 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, the Borrower may either (A) demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitment and all of its Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(d) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid Fees owing to the Affected Lender and any amounts owing the Affected Lender under Section 4.4., or (B) pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid Fees owing to the Affected Lender and any amounts owing the Affected Lender under Section 4.4., whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of an Affected Lender under this Section, but at no time shall the Agent, the Affected Lender or any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expenses and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section
3.12. or Section 4.1.

Section 12.7.  Amendments.
   Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of the Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Agent at the written direction of all of the Lenders), do any of the following:
(i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations; (iii) reduce the amount of any Fees payable hereunder; (iv) postpone any date fixed for any payment of any principal of, interest on, or Fees with respect to, any Loans or any other Obligations; (v) change the Commitment Percentages; (vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section; (vii) release any Guarantor that is a Material Subsidiary from its obligations under its Guaranty or (viii) modify the definition of the term "Requisite Lenders" or "Supermajority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Designating Lender on behalf of its Designated Lender affected thereby, (a) subject such Designated Lender to any additional obligations, (b) reduce the principal of, interest on, or other amounts due with respect to, the Designated Lender Note made payable to such Designated Lender, or (c) postpone any date fixed for any payment of principal of, or interest on, or other amounts due with respect to the Designated Lender Note made payable to the Designated Lender. Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to
Section 2.3. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 12.8.  Nonliability of Agent and Lenders.
   The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower or any Subsidiary. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

Section 12.9.  Confidentiality.
   Except as otherwise provided by Applicable Law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents.

Section 12.10.  Indemnification.
   (a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, any affiliate of the Agent and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) (the foregoing items referred to herein as "Claims and Expenses") incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Agent's or any Lender's entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (viii) that constitute gross negligence or willful misconduct; (ix) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

   (b) The Borrower's indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivately on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

   (c) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

   (d) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all costs and expenses incurred by the Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnified Proceeding, such Indemnified Party shall not settle or compromise any such Indemnified Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

   (e) If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 12.11.  Termination; Survival.
   At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and
(c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 11.7., 12.2. and 12.10. and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdictions contained in Section 12.4., shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

Section 12.12.  Severability of Provisions.
   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.13.  GOVERNING LAW.
   THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.14.  Counterparts.
   This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 12.15.  Limitation of Liability.
   Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.16.  Entire Agreement.
   This Agreement, the Notes, and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

Section 12.17.  Construction.
   The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Borrower and each Lender.

   IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

Borrower:

Merry Land & Investment Company, Inc.


By: /s/
     Name:
     Title:

[Signature Page to Credit Agreement dated as of September 16, 1997 with Merry Land & Investment Company, Inc.]


First Union National Bank, as Agent and as a Lender


By: /s/
     Name:
     Title:

Initial Commitment Amount:

$50,000,000


Lending Office (all Types of Loans):

First Union National Bank
One First Union Center
Charlotte, North Carolina  28288-0166
Attn:  Julie Hudson
Telecopier: (704) 383-6205
Telephone: (704) 383-7189


[Signature Page to Credit Agreement dated as of September 16, 1997 with Merry Land & Investment Company, Inc.]


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Syndication Agent and as a Lender


By: /s/
     Name:
     Title:

Initial Commitment Amount:

$30,000,000


Lending Office (all Types of Loans):

Bank of America National Trust and Savings Association
231 South LaSalle Street, 12th Floor
Chicago, Illinois  60649
Attn:  John Moore
Telecopier: (312) 974-4970
Telephone: (312) 828-1801


[Signature Page to Credit Agreement dated as of September 16, 1997 with Merry Land & Investment Company, Inc.]


FLEET NATIONAL BANK, as  Documentation Agent and as a Lender


By: /s/
     Name:
     Title:

Initial Commitment Amount:

$30,000,000


Lending Office (all Types of Loans):

Fleet National Bank
111 Westminster Street, RI MO 215
Providence, Rhode Island  02903
Attn:  James B. McLaughlin
Telecopier: (401) 278-5166
Telephone: (401) 278-3247


[Signature Page to Credit Agreement dated as of September 16, 1997 with Merry Land & Investment Company, Inc.]


BANK HAPOALIM B.M.


By: /s/
     Name:
     Title:

By: /s/
     Name:
     Title:



Initial Commitment Amount:

$20,000,000


Lending Office (all Types of Loans):

Bank Hapoalim B.M.
1177 Avenue of the Americas
New York, New York  10036
Attn:  Laura Raffa
Telecopier: (212) 782-2187
Telephone: (212) 728-2177


[Signature Page to Credit Agreement dated as of September 16, 1997 with Merry Land & Investment Company, Inc.]


CRESTAR BANK


By: /s/
     Name:
     Title:

Initial Commitment Amount:

$30,000,000


Lending Office (all Types of Loans):

Crestar Bank
8245 Boone Boulevard, Suite 820
Vienna, Virginina  22182
Attn:  Donna M. Beames
Telecopier: (703) 902-9190
Telephone: (703) 902-9116


[Signature Page to Credit Agreement dated as of September 16, 1997 with Merry Land & Investment Company, Inc.]


REGIONS BANK


By: /s/
     Name:
     Title:

Initial Commitment Amount:

$15,000,000


Lending Office (all Types of Loans):

Regions Bank
417 North 20th Street, 2nd Floor
Birmingham, Alabama  35208
Attn:  James R. Beaird
Telecopier: (205) 326-7662
Telephone: (205) 326-7691


[Signature Page to Credit Agreement dated as of September 16, 1997 with Merry Land & Investment Company, Inc.]


WACHOVIA BANK, N.A.


By: /s/
     Name:
     Title:

Initial Commitment Amount:

$25,000,000


Lending Office (all Types of Loans):

Wachovia Bank, N.A.
191 Peachtree Street
Atlanta, Georgia  30303
Attn:  Mary F. Hughes
Telecopier: (404) 332-4066
Telephone: (404) 332-4836


CREDIT AGREEMENT


Dated as of September 16, 1997


by and among

Merry Land & Investment Company, Inc.,
as Borrower,

The financial institutions party hereto
and their assignees under Section 12.5.(a), as Lenders,

BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION,
as Syndication Agent,

FLEET NATIONAL BANK,
as Documentation Agent,


and

First Union National Bank,
as Agent and as Arranger

Merry Land & Investment Company, Inc.


Schedule 6.1.(b)

Ownership Structure

Name                              Jurisdiction         Owner              % Ownership               Material Sub
Merry Land & Investment Company,   Georgia             (PARENT)
Inc. (MLIC)
Merry Land Apartment Communities,  Maryland            MLIC                 100%                         No
Inc. (MLAC)
ML Apartments Limited (MLAL)       Maryland            MLIC                 100%                         Yes
ML Alabama Apartments Inc.         Alabama             MLIC                 100%                         No
ML Tennessee Apartments LP         Georgia             MLAC/MLAL            1%(GP)/99%(LP)               Yes
ML North Carolina Apartments LP    Georgia             MLAC/MLAL            1%(GP)/99%(LP)               Yes
ML Texas Apartments LP             Texas               MLAC/MLAL            1%(GP)/99%(LP)               Yes
MLA Inc.                           Georgia             MLIC                 100%                         No


NOTE: Five other limited partnerships have been formed in anticipation of the purchase of five apartment communities. These partnerships do not have any assets. It is uncertain at this time if the purchase of these five apartment communities will be consummated. For purposes of this Agreement, these five other limited partnerships are not currently considered "Subsidiaries", because they have no assets or liabilities.

Merry Land & Investment Company, Inc.


Schedule 6.1.(f)

PART I

Ownership of Properties

City                             State                          Property                        Occupancy
                                                                                                 8/27/97
Apartment Properties
Greensboro                       NC                               Adams Farm                       86.0%
Tampa                            FL                               Audubon Village                  99.8%
Tallahasse                       FL                               Augustine Club                   97.7%
Orlando                          FL                               Auvers Village                   98.5%
Ft. Myers                        FL                               Beach Club                       96.9%
Atlanta                          GA                               Belmont Crossing                 94.9%
Atlanta                          GA                               Belmont Landing                  96.2%
Charlotte                        NC                               Berkshire Place                  97.9%
Jacksonville                     FL                               Bermuda Cove                     96.0%
Orlando                          FL                               Bishop Park                      98.1%
Augusta                          GA                               Broadway                         97.5%
Richmond                         VA                               Champions Club                   97.2%
Atlanta                          GA                               Champions Park                   99.1%
Atlanta                          GA                               Chatelaine                       94.0%
High Point                       NC                               Chatham Wood                     96.2%
Nashville                        TN                               Cherry Creek                     98.0%
Jacksonville                     FL                               Claire Point                     98.4%
Columbia                         MD                               Clarys Crossing                  98.0%
Augusta                          GA                               Cobb House                       95.2%
Ft. Myers                        FL                               Colony Place                     97.7%
Orlando                          FL                               Conway Station                   96.7%
Orlando                          FL                               Copper Terrace                   95.0%
Ft. Lauderdale                   FL                               Country Club Place               96.1%
Ft. Worth                        TX                               Coventry at Cityview             96.0%
Melbourne                        FL                               Cypress Cove                     96.9%
Jacksonville                     FL                               Deerbrook                        97.2%
Raleigh                          NC                               Duraleigh Woods                  92.3%
Charlotte                        NC                               English Hills                    96.8%
Tampa                            FL                               Essex Place                      98.6%
Tampa                            FL                               Falls                            95.4%
Savannah                         GA                               Greentree                        93.3%
Atlanta                          GA                               Gwinnett Crossing                93.7%
Atlanta                          GA                               Harvest Grove                    96.3%
Greenville                       SC                               Haywood Point                    96.3%
Richmond                         VA                               Hickory Creek                    99.3%
Columbia                         SC                               Hollows                          96.7%
Charlotte                        NC                               Hunt Club                        97.3%
Savannah                         GA                               Huntington                       95.2%
Daytona Beach                    FL                               Indigo Plantation                93.8%
Charlotte                        NC                               Kimmerly Glen                    97.7%
Charlotte                        NC                               Lake Point                       94.9%
Miami                            FL                               Lakeridge                        97.7%
Memphis                          TN                               Landings                         97.6%
Atlanta                          GA                               Lexington Glen                   96.3%
Orlando                          FL                               Lexington Park                   96.4%
Tampa                            FL                               Lofton Place                     98.9%
Savannah                         GA                               Long Point                       66.7%
Dallas                           TX                               Madison at Cedar Springs         98.2%
Dallas                           TX                               Madison at Chase Oaks            96.8%
Ft. Lauderdale                   FL                               Madison at Coral Square          97.9%
Atlanta                          GA                               Madison at River Sound           55.0%
Dallas                           TX                               Madison at Round Grove           92.8%
Austin                           TX                               Madison at Stone Creek           96.7%
Austin                           TX                               Madison at the Arboretum         93.8%
Dallas                           TX                               Madison on Melrose               96.5%
Dallas                           TX                               Madison on Parkway               93.6%
Savannah                         GA                               Magnolia Villas                  94.4%
Ft. Lauderdale                   FL                               Mariner Club                     93.8%
Savannah                         GA                               Marsh Cove                       97.3%
Orlando                          FL                               Mission Bay                      98.7%
Raleigh                          NC                               Misty Woods                      96.4%
Charlotte                        NC                               Oaks                             95.9%
Tallahasse                       FL                               Plantations at Killearn          97.8%
Charlotte                        NC                               Pointe                           95.0%
Ft. Myers                        FL                               Polos East                       99.4%
Jacksonville                     FL                               Princeton Square                 96.5%
Tampa                            FL                               Promenade                        99.7%
Austin                           TX                               Quarry Lakes                     99.3%
Charleston                       SC                               Quarterdeck                      99.1%
Houston                          TX                               Ranchstone                       99.1%
Charlotte                        NC                               Regency                          89.9%
Jacksonville                     FL                               Royal Oaks                       92.6%
Raleigh                          NC                               Sailboat Bay                     97.4%
Austin                           TX                               Sedona Springs                   96.5%
Atlanta                          GA                               Shadow Lake                      96.9%
Birmingham                       AL                               Shoal Run                        96.4%
Raleigh                          NC                               Sommerset Place                  97.2%
Augusta                          GA                               South Augusta                    57.3%
Jacksonville                     FL                               Spicewood Springs                94.9%
Charlotte                        NC                               Steeplechase                     96.0%
Charleston                       SC                               Summit Place                     99.1%
Atlanta                          GA                               Sweetwater Glen                  95.0%
Augusta                          GA                               Telfair Square                   85.7%
Houston                          TX                               The Palms at South Shore         99.0%
Raleigh                          NC                               Timber Hollow                    100.0%
Jacksonville                     FL                               Timberwalk                       97.5%
Orlando                          FL                               Valencia Plantation              100.0%
Ft. Myers                        FL                               Viridian Lake                    95.9%
Jacksonville                     FL                               Waterford                        97.5%
Nashville                        TN                               Waterford Place                  98.3%
W. Palm Beach                    FL                               Waterford Village                98.7%
Charleston                       SC                               Welleby Lake                     91.8%
Savannah                         GA                               West Wind Landing                98.4%
Atlanta                          GA                               Willow Trail                     99.1%
Atlanta                          GA                               Windridge                        96.0%
Charleston                       SC                               Windsor Place                    98.7%
Augusta                          GA                               Woodbine West                    100.0
Augusta                          GA                               Woodcrest                        85.1%
Augusta                          GA                               Woodknoll                        98.1%
Commercial Properties
Augusta                          GA                               Augusta Bldg Supply              100.0%
Augusta                          GA                               Commerce Building                0.0%
Augusta                          GA                               Convention Center                0.0%

Merry Land & Investment Company, Inc.


Schedule 6.1.(f)


PART I

Ownership of Properties
                                                                                                   Occupancy
City                            State                             Property                         8/27/97
Augusta                          GA                               325 Eighth Street                0.0%
Augusta                          GA                               624 Ellis Street Leonard         60.0%
                                                                  Building
Thomson                          GA                               Thomson Warehouse                0.0%

Dispositions
NONE

Merry Land & Investment Company, Inc.

Schedule 6.1.(f)

PART II

Liens

Property                  Rate                      Due Date                  Original Balance         Current Balance
Estates @ Quarry Lake     9.7600%                   7/1/01                    $10,750,000              $10,681,667
Estates @ Quarry Lake     9.7600%                   7/1/01                    2,000,000                1,987,287
Mariners Club             7.7500%                   10/15/02                  9,600,000                9,600,000
Plantations @ Killearn    7.6250%                   12/1/05                   5,300,000                5,174,133
                                                                              $27,650,000              $27,443,087

Merry Land & Investment Company, Inc.


Schedule 6.1.(g)

Indebtedness                                                     9/16/97
6.625% Senior unsecured notes, 1999                             $40,000,000
6.625% Senior unsecured notes, 2000                              40,000,000
6.625% Senior unsecured notes, 2001                              40,000,000
7.25% Senior unsecured notes, 2002                               40,000,000
6.875% Senior unsecured notes, 2003                              40,000,000
6.875% Senior unsecured notes, 2004                              40,000,000
7.25% Senior unsecured notes, 2005                              120,000,000
6.90% Senior unsecured notes, 2007                               50,000,000
Total senior unsecured notes                                    410,000,000
9.76% Mortgage Notes, 2001                                       10,681,667
9.76% Mortgage Notes, 2001                                        1,987,287
7.75% Mortgage Note, 2002                                         9,600,000
7.625% Mortgage Note, 2002                                        5,174,133
Line of credit- First Union                                            0.00
                                                                 27,443,087
Letters of Credit (various beneficiaries)                         2,455,486
Total debt                                                     $439,898,573

Merry Land & Investment Company, Inc.


Schedule 6.1.(h)

Material Contracts


NONE

MERRY LAND & INVESTMENT COMPANY, INC.

SCHEDULE 6.1(N)

ENVIRONMENTAL MATTERS

Reference is hereby made to the Borrower's discussion of Environmental Issues (none of which is reasonably expected to have a Material Adverse Effect) in its Form 10-K for the fiscal year ended December 31, 1995, reprinted as follows:

ENVIRONMENTAL ISSUES
LANDFILL SITES. Portions of the Company's land holdings in Richmond County, Georgia, were used by the County for two municipal landfills during the late 1960's and early 1970's. One site is comprised of 71 acres and the other, the "New Savannah Road Landfill", 96 acres. Both landfills were closed in the mid-1970's and have been held by the Company and its predecessors as unimproved land since that time. Although the sites were used primarily as municipal landfills, there have been some reports that some industrial wastes may have been disposed of at the sites.

In 1992, a contractor for the U.S. Environmental Protection Agency tested the New Savannah Road landfill and found that some contamination was present in soil samples but that sufficient data had not been taken to permit a complete evaluation of the site. Accordingly, the contractor recommended that further action be taken which the Company believes would consist principally of additional testing of the site's groundwater and surface water. The Company has had no further contact with the EPA or its agents since that time and the site has not been included on the National Priorities List.

As a result of the EPA's review of the site in 1992, Merry Land retained an environmental consultant to conduct studies of both sites. The consultant reported that its studies of the sites did not reveal the presence on either site of contaminants in amounts likely to result in the EPA listing either site on the NPL. However, the studies were limited in nature and did not represent an examination of all portions of the landfill sites. There can be no assurance that a more complete investigation or further testing would not reveal higher levels or different types of contamination at the sites.

In 1994, the Environmental Protection Division of the State of Georgia published its initial Hazardous Site Inventory under its "Superfund" law, which requires investigation, and if appropriate, remedial action of listed sites. The 96-acre tract was included on this list. In the third quarter of 1994, the Company accrued $200,000 as a non-recurring charge, representing the Company's estimate of its share of the potential cost if further investigation of the site was required. On April 24, 1995, the Georgia EPD notified the Company that it had determined that there was insufficient evidence to include the site on its Hazardous Site Inventory and removed the site from the inventory as of that date. The Company reversed the $200,000 non-recurring charge in the second quarter of 1995.

Should further investigation or remedial action be required for the landfill, the Company believes that there will likely be other entities which will be responsible for a portion of the cost of the investigation or remediation. These entities include Richmond County, which operated the landfills, any identified company or municipality whose waste was placed in the landfill, and the company that owned the site at the time of the disposal of the waste. There can be no assurances that the Company will not have material liability with respect to these landfill sites.

SOUTHERN WOOD PIEDMONT-AUGUSTA SITE. A portion of the Company's land holdings is located adjacent to a site formerly operated as a wood treatment facility by Southern Wood Piedmont-Augusta. Southern Wood Piedmont-Augusta was the subject of a property damage class action lawsuit arising from the alleged contamination of that site and neighboring properties, including the Company property. The Company received approximately $0.8 million in a 1990 settlement of its property damage claim. In June 1992, the Company sold 16 acres of land which may have been contaminated by Southern Piedmont-Augusta to that company. The contamination at the Southern Wood Piedmont-Augusta site is the subject of current remediation by Southern Wood Piedmont-Augusta under state oversight. This includes remediation of contamination on the remaining Company property in the area of the former plant. Although the Company expects that the state-supervised efforts will sufficiently address the contamination on the Company's property, there is no assurance that some remediation liability may not attach to the Company.

Merry Land & Investment Company, Inc.


Schedule 9.3.

Contingent Obligations

NONE

Merry Land & Investment Company, Inc.


Schedule 9.4.

Investments
Marketable Securities:           9/16/97
                                 Shares                           Total Cost
Boddie Noell                     141,500                          $1,808,215

EXHIBIT A

FORM OF ASSIGNMENT AND Acceptance AGREEMENT


THIS ASSIGNMENT AND Acceptance AGREEMENT dated as of ___________, _____ (the "Agreement") by and among _________________________ (the "Assignor"),
_________________________ (the "Assignee"), Merry Land & Investment Company, Inc. (the "Borrower") and First Union National Bank, as Agent (the "Agent").

WHEREAS, the Assignor is a Lender under that certain Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent and Arranger;

WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor's Commitment under the Credit Agreement, all on the terms and conditions set forth herein;

WHEREAS, the Borrower and the Agent consent to such assignment on the terms and conditions set forth herein.

NOW,  THEREFORE,  for  good  and  valuable   consideration,   the  receipt  and
sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Assignment.

(a)Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of ____________, _____ (the "Assignment Date"), the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $__________ interest (such interest being the "Assigned Commitment") in and to the Assignor's Commitment and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor's Revolving Note and the other Loan Documents (representing ______% in respect of the aggregate amount of all Lenders' Commitments), including without limitation, a principal amount of outstanding Revolving Loans equal to $_________, all voting rights of the Assignor associated with the Assigned Commitment, all rights to receive interest on such amount of Loans and all commitment and other Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to such amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Revolving Loans to the Borrower with respect to the Assigned Commitment and the obligation to indemnify the Agent as provided therein (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the "Assigned Obligations"). [In addition, the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $____________ interest in and to the Assignor's Bid Rate Note, including without limitation, a principal amount of outstanding Bid Rate Loans owing to the Assignor in an aggregate amount equal to $__________, all rights to receive interest on such amount of Bid Rate Loans and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to such Bid Rate Loans, all as if the Assignee had originally made such amount of Bid Rate Loans to the Borrower. The obligations assigned pursuant to the immediately preceding sentence shall constitute Assigned Obligations hereunder.] The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.

(b)The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI. of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in
Section 4 below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower or any of its Subsidiaries, (ii) any representations, warranties, statements or information made or furnished by the Borrower or any of its Subsidiaries in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower of any obligation under the Credit Agreement or any other Loan Document. Further, the Assignee acknowledges that it has, independently and without reliance upon the Agent, or on any affiliate or subsidiary thereof, or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. Except as expressly provided in the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower or any of its Subsidiaries or to notify the Assignee of any Default or Event of Default. The Assignee has not relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1 of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $_________ representing the aggregate principal amount outstanding of the Revolving Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby. [Further, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $____________ representing the aggregate principal amount outstanding of the Bid Rate Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby.]

Section 3.  Payments by Assignor.   The  Assignor agrees to pay to the Agent on
the Assignment Date the administration fee, if any, payable under the applicable provisions of the Credit Agreement.

Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Commitment under the Credit Agreement (without reduction by any assignments thereof which have not yet become effective), equal to $___________ and that the Assignor is not in default of its obligations under the Credit Agreement; and (ii) the outstanding balance of Revolving Loans owing to the Assignor [and the outstanding principal balance of Bid Rate Loans owing to the Assignor] (without reduction by any assignments thereof which have not yet become effective) is $__________ [and $__________ , respectively]; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement and (ii) an "accredited investor" (as such term is used in Regulation D of the Securities Act) and an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (d) agrees that it will become a party to and shall be bound by the Credit Agreement, the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender.

Section 6. Recording and Acknowledgment by the Agent. Following the execution of this Agreement, the Assignor will deliver to the Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Agent and (b) the Assignor's Revolving Note [and Bid Rate Note]. The Borrower agrees to exchange such Note[s] for [a] new Note[s] as provided in Section 12.5.(d) of the Credit Agreement. Upon such acknowledgment and recording, from and after the Assignment Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, Fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

[Include this Section only if Borrower's consent is required under Section 12.5.(d) Section 7. Agreements of the Borrower. The Borrower hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Commitment equal to the Assigned Commitment. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, and to the Revolving Loans made by the Lenders after the date hereof and to receive the commitment and other Fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the indemnification provisions from the Borrower in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Borrower further agrees, upon the execution and delivery of this Agreement, to execute in favor of the Assignee a Revolving Note in an initial amount equal to the Assigned Commitment [and a Bid Rate Note]. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations. Upon receipt by the Assignor of the amounts due the Assignor under Section 2, the Assignor agrees to surrender to the Borrower such Assignor's Note[s].

Section 8. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

Notice Address:


Telephone No.:
Telecopy No.:

Domestic Lending Office:


Telephone No.:
Telecopy No.:

LIBOR Lending Office:


Telephone No.:
Telecopy No.:

Section 9. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

Section 10. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Agent, and if required under Section 12.5.(d) of the Credit Agreement, the Borrower, and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Agent of the amounts owing by the Assignor pursuant to Section 3 hereof. Upon recording and acknowledgment of this Agreement by the Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.

Section 11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section  13.   Headings.   Section  headings  have  been  inserted  herein  for
convenience only and shall not be construed to be a part hereof.

Section 14. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor; provided, however, any amendment, waiver or consent which shall affect the rights or duties of the [Borrower or the] Agent under this Agreement shall not be effective unless signed by the [Borrower or the] Agent[, as applicable].

Section 15. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 17.  Definitions.   Terms  not otherwise defined herein are used herein
with the respective meanings given them in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Acceptance Agreement as of the date and year first written above.

ASSIGNOR:

[Name of Assignor]


By:  Name:
     Title:


ASSIGNEE:

[Name of Assignee]


By:  Name:
     Title:

[Include signature of the Borrower only if required under Section 12.5.(d) of the Credit Agreement]
Agreed and consented to as of the
date first written above.

BORROWER:

Merry Land & Investment Company, Inc.


By:
     Name:
     Title:


Accepted as of the date first written above.

AGENT:

First Union National Bank, as Agent


By:
     Name:
     Title:

EXHIBIT B

FORM OF designation AGREEMENT


THIS designation AGREEMENT dated as of ___________, _____ (the "Agreement") by and among _________________________ (the "Designating Lender"),
_________________________ (the "Designated Lender") and First Union National Bank, as Agent (the "Agent").

WHEREAS, the Designating Lender is a Lender under that certain Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Merry Land & Investment Company, Inc., a Georgia corporation (the "Borrower"), the financial institutions party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent and Arranger;

WHEREAS, pursuant to Section 12.5.(e), the Designating Lender desires to designate the Designated Lender as its "Designated Lender" under and as defined in the Credit Agreement; and

WHEREAS, the Agent consents to such designation on the terms and conditions set forth herein.

NOW,  THEREFORE,   for   good  and  valuable  consideration,  the  receipt  and
sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Designation. Subject to the terms and conditions of this Agreement, the Designating Lender hereby designates the Designated Lender, and the Designated Lender hereby accepts such designation, to have a right to make Bid Rate Loans on behalf of the Designating Lender pursuant to Section 2.2. of the Credit Agreement. Any assignment by the Designating Lender to the Designated Lender of rights to make a Bid Rate Loan shall only be effective at the time such Bid Rate Loan is funded by the Designated Lender. The Designated Lender, subject to the terms and conditions hereof, hereby agrees to make such accepted Bid Rate Loans and to perform such other obligations as may be required of it as a Designated Lender under the Credit Agreement.

Section 2. Designating Lender Not Discharged. Notwithstanding the designation of the Designated Lender hereunder, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to the Credit Agreement and the other Loan Documents, including, without limitation, any indemnification obligations under Section 11.7. and any sums otherwise payable to the Borrower by the Designated Lender.

Section 3. No Representations by Designating Lender. The Designated Lender makes no representation or warranty and, except as set forth in Section 8 below, assumes no responsibility pursuant to this Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

Section 4. Representations and Covenants of Designated Lender. The Designated Lender makes and confirms to the Agent, the Designating Lender, and the other Lenders all of the representations, warranties and covenants of a Lender under
Article XI. of the Credit Agreement. Not in limitation of the foregoing, the Designated Lender (a) represents and warrants that it (i) is legally authorized to enter into this Agreement; (ii) is an "accredited investor" (as such term is used in Regulation D of the Securities Act) and (iii) meets the requirements of a "Designated Lender" contained in the definition of such term contained in the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) confirms that it has, independently and without reliance upon the Agent, or on any affiliate thereof, or any other Lender and based on such financial statements and such other documents and information, made its own credit analysis and decision to become a Designated Lender under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (e) agrees that it will become a party to and shall be bound by the Credit Agreement, the other Loan Documents to which the other Lenders are a party on the Effective Date (as defined below) and will perform in accordance therewith all of the obligations which are required to be performed by it as a Designated Lender. The Designated Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Designated Lender acknowledges and agrees that except as expressly required under the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Designated Lender with any credit or other information with respect to the Borrower or any other Subsidiary or to notify the Designated Lender of any Default or Event of Default.

Section 5. Appointment of Designating Lender as Attorney-In-Fact. The Designated Lender hereby appoints the Designating Lender as the Designated Lender's agent and attorney-in-fact, and grants to the Designating Lender an irrevocable power of attorney, to receive any and all payments to be made for the benefit of the Designated Lender under the Credit Agreement, to deliver and receive all notices and other communications under the Credit Agreement and other Loan Documents and to exercise on the Designated Lender's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit Agreement or other Loan Documents. Any document executed by the Designating Lender on the Designated Lender's behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designated Lender. The Borrower, the Agent and each of the Lender may rely on and are beneficiaries of the preceding provisions.

Section 6. Acceptance by the Agent. Following the execution of this Agreement by the Designating Lender and the Designated Lender, the Designating Lender will deliver to the Agent a duly executed original of this Agreement for acceptance by the Agent whereupon this Agreement shall become effective as of the date of such acceptance or such other date as may be specified on the signature page hereof (the "Effective Date").

Section 7. Effect of Designation. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designated Lender shall be a party to the Credit Agreement with a right to make Bid Rate Loans as a Lender pursuant to
Section 2.2. of the Credit Agreement and the rights and obligations of a Lender related thereto; provided, however, that the Designated Lender shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable. Notwithstanding the foregoing, the Designating Lender, as administrative agent for the Designated Lender, shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designated Lender and its Designating Lender with respect to the Credit Agreement.

Section 8. Indemnification of Designated Lender. The Designating Lender unconditionally agrees to pay or reimburse the Designated Lender and save the Designated Lender harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designated Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designated Lender hereunder or thereunder, provided that the Designating Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designated Lender's gross negligence or willful misconduct.

Section 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section  11.   Headings.   Section  headings  have  been  inserted  herein  for
convenience only and shall not be construed to be a part hereof.

Section 12. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Designated Lender and the Designating Lender; provided, however, any amendment, waiver or consent which shall affect the rights or duties of the Agent under this Agreement shall not be effective unless signed by the Agent.

Section 13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 14. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Designation Agreement as of the date and year first written above.

Effective Date:


DESIGNATING LENDER:

[Name of Designating Lender]


By:
     Name:
     Title:


Designated Lender:

[Name of Designated Lender]


By:
     Name:
     Title:

Accepted as of the date first written above.

AGENT:

First Union National Bank, as Agent


By:
     Name:
     Title:


EXHIBIT C

FORM OF GUARANTY


THIS GUARANTY dated as of _______________ executed and delivered by ________________, a _____________ (the "Guarantor") in favor of (a) First Union
National Bank, in its capacity as Agent (the "Agent") for the Lenders under that certain Credit Agreement dated as of September 16, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"), by and among Merry Land & Investment Company, Inc., a Georgia corporation (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent and as Arranger and (b) the Lenders.

WHEREAS, pursuant to the Credit Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower owns, directly or indirectly, __________ of the issued and outstanding capital stock of, or other equity interest in, the Guarantor;

WHEREAS, the Borrower, the Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, the Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the Guarantor is willing to guarantee the Borrower's obligations to the Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the Guarantor's execution and delivery of this Guaranty is a condition to the Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.

NOW,  THEREFORE,  for  good  and  valuable  consideration,  the   receipt   and
sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

Section 1. Guaranty. The Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the "Guarantied Obligations"): (a) all indebtedness and obligations owing by the Borrower to any Lender or the Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Revolving Loans, the Term Loans and Bid Rate Loans, and the payment of all interest, Fees, charges, attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, attorneys' fees and disbursements, that are incurred by the Lenders and the Agent in the enforcement of any of the foregoing or any obligation of the Guarantor hereunder and (d) all other Obligations.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of the Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against the Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower or any other Person or commence any suit or other proceeding against the Borrower or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower or any other Person; or (c) to make demand of the Borrower or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Guarantied Obligations.

Section 3. Guaranty Absolute. The Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not the Guarantor consents thereto or has notice thereof):

(a)(i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or
(iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)any furnishing to the Agent or the Lenders of any additional security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any Collateral;

(d)any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e)any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor, the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)any act or failure to act by the Borrower or any other Person which may adversely affect the Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g)any nonperfection of any security interest or other Lien on any collateral securing in any way any of the Obligations;

(h)any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

(i)any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

(j)any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor hereunder.

Section 4. Action with Respect to Guarantied Obligations. The Lenders and the Agent may, at any time and from time to time, without the consent of, or notice to, the Guarantor, and without discharging the Guarantor from its obligations hereunder take any and all actions described in Section 3 and may otherwise:
(a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any Collateral; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Lenders shall elect.

Section 5. Representations and Warranties. The Guarantor hereby makes to the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to the Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6. Covenants. The Guarantor will comply with all covenants which the Borrower is to cause the Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7. Waiver. The Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Guarantor or which otherwise might operate to discharge the Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from the Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Agent or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Agent or such Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent or such Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the Agent or such Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent or such Lender.

Section 10. Subrogation. Upon the making by the Guarantor of any payment hereunder for the account of the Borrower, the Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that the Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action the Guarantor may have against the Borrower arising by reason of any payment or performance by the Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to the Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, the Guarantor shall hold such amount in trust for the benefit of the Agent and the Lenders and shall forthwith pay such amount to the Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear. All sums payable by the Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any withholding Taxes or liability imposed by any Governmental Authority, or any Applicable Law promulgated thereby), and if the Guarantor is required by such Applicable Law or by such Governmental Authority to make any such deduction or withholding, the Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, the Guarantor hereby authorizes the Agent, at any time or from time to time, without any prior notice to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, or any affiliate of the Agent, to or for the credit or the account of the Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. The Agent agrees to give the Guarantor prompt notice after the exercise by the Agent of such right of set-off but the failure of the Agent to give such notice shall not affect the validity of any such set-off. The Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of the Guarantor in the amount of such participation.

Section 13. Subordination. The Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower to the Guarantor of whatever description , including without limitation, all intercompany receivables of the Guarantor from the Borrower (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall have occurred and be continuing, then the Guarantor shall not accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of the Guarantor, the Agent and the Lenders that in any Proceeding, the Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against the Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such
Proceeding,  whether  by  virtue  of  Section  544  of the Bankruptcy  Code  or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of the Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which the Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of the Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither the Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any Lender shall have any duty whatsoever to advise the Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 17. ARBITRATION. Upon demand of any party hereto or having rights hereunder, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to this Guaranty or any other Loan Documents ("Disputes") between or among any such parties shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, and claims arising from Loan Documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Interest Rate Agreements to which any Lender is a party. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of 60 days. The expedited procedures set forth in Rule 51 et. seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive any Applicable Laws except as provided herein. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, the following remedies that the Agent or the Lenders may exercise before or after an arbitration proceeding is brought. Subject to the other terms hereof, the Agent and the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under Applicable Law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and
(iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to parties entitlement to such remedies is a Dispute. The parties hereto acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regarding to a Dispute.

Section 18. Loan Accounts. The Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligation or otherwise, the entries in such books and accounts shall deemed conclusive upon the Guarantor absent manifest error. The failure of the Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge the Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Agent or any Lender in the exercise of any right or remedy it may have against the Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

Section 20.  Termination.   This Guaranty shall remain in full force and effect
until indefeasible payment in full of the Guaranties Obligations and the other Obligations and the termination or cancellation of the Credit Agreement.

Section 21. Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to the Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participation in any Guarantied Obligations, to any Person without the consent of, or notice to, the Guarantor and without releasing, discharging or modifying the Guarantor's obligations hereunder. The Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or the Guarantor. The Guarantor may not assign or transfer its obligations hereunder to any Person.

Section 22. Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lender if required under the terms of the Credit Agreement), the Agent and the Guarantor.

Section 23. Payments. All payments to be made by the Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.

Section 24. Notices. All notices and other communications required or provided for hereunder shall be in writing (including facsimile transmission or similar writing) and all such notices and other communications shall be deemed effective (a) if mailed, when received; (b) if telecopied, when transmitted; or
(c) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 25. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section  26.   Headings.   Section  headings used  in  this  Guaranty  are  for
convenience only and shall not affect the construction of this Guaranty.

Section 27.  Definitions.  (a) For the purposes of this Guaranty:

"Proceeding" means any of the following: (i) a voluntary or involuntary case concerning the Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to the Guarantor;
(iv) the Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) the Guarantor makes a general assignment for the benefit of creditors; (vii) the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) the Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by the Guarantor for the purpose of effecting any of the foregoing.

(b)Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

[GUARANTOR]


By:
     Name:
     Title:

Address for Notices:




Attention:
Telecopier:  (____) _________
Telephone:  (____) _________


EXHIBIT D

FORM OF NOTICE OF BORROWING

____________, _____

First Union National Bank, as Agent
One First Union Center
Charlotte, North Carolina  28288-0166
Attention:  Jane Hurley

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Merry Land & Investment Company, Inc. (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent (the "Agent") and Arranger. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $___________________.

2.The Borrower requests that such Revolving Loans be made available to the Borrower on ____________, _____.

3.The Borrower hereby requests that the requested Revolving Loans all be of the following Type:

[Check one box only]

_Base Rate Loans
_Floating LIBOR Loans
_Fixed LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]
_one month
_two months
_three months
_six months

4.The proceeds of this borrowing of Revolving Loans will be used for the following purpose: _____________________________________________________
____________________________________________________________.

5.The Borrower requests that the proceeds of this borrowing of Revolving Loans be made available to the Borrower by ____________________________.

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Revolving Loans and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and its Subsidiaries in the Loan Documents to which any of them is a party, are and shall be true and correct, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article
V. of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

If notice of the requested borrowing of Revolving Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1.(b) of the Credit Agreement.

Merry Land & Investment Company, Inc.


By:
     Name:
     Title:


EXHIBIT E

FORM OF NOTICE OF CONTINUATION

____________, _____

First Union National Bank, as Agent
One First Union Center
Charlotte, North Carolina  28288-0166
Attention:  Jane Hurley

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Merry Land & Investment Company, Inc. (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent (the "Agent") and Arranger. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.8. of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of Fixed LIBOR Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.The proposed date of such Continuation is ____________, _____.

2.The aggregate principal amount of Fixed LIBOR Loans subject to the requested Continuation is $________________________ and was originally borrowed by the Borrower on ____________, ______.

3.The portion of such principal amount subject to such Continuation is $__________________________.

4.The current Interest Period for each of the Fixed LIBOR Loans subject to such Continuation ends on ________________, _____.

5.The duration of the new Interest Period for each of such Fixed LIBOR Loans or portion thereof subject to such Continuation is:

[Check one box only]
_one month
_two months
_three months
_six months

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default has or shall have occurred and be continuing.

If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.8. of the Credit Agreement.

Merry Land & Investment Company, Inc.


By:
     Name:
     Title:

EXHIBIT F

FORM OF NOTICE OF CONVERSION

____________, _____

First Union National Bank, as Agent
One First Union Center
Charlotte, North Carolina  28288-0166
Attention:  Jane Hurley

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Merry Land & Investment Company, Inc. (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent (the "Agent") and Arranger. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Revolving Loans of one Type into Revolving Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.The proposed date of such Conversion is ______________, _____.

2.The Revolving Loans to be Converted pursuant hereto are currently:

[Check one box only]
_Base Rate Loans
_Floating LIBOR Loans
_Fixed LIBOR Loans

3.The aggregate principal amount of Revolving Loans subject to the requested Conversion is $_____________________ and was originally borrowed by the Borrower on ____________, ______.

4.The  portion  of   such  principal  amount  subject  to  such  Conversion  is
$___________________.

5.The amount of such Loans to be so Converted is to be converted into Revolving Loans of the following Type:

[Check one box only]

_Base Rate Loans
_Floating LIBOR Loans
_Fixed LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]
_one month
_two months
_three months
_six months

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and its Subsidiaries in the Loan Documents to which any of them is a party, are and shall be true and correct, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.9. of the Credit Agreement.

Merry Land & Investment Company, Inc.


By:
     Name:
     Title:

EXHIBIT G

FORM OF NOTICE OF SWINGLINE BORROWING

____________, _____

First Union National Bank
One First Union Center
Charlotte, North Carolina  28288-0166
Attention:  Jane Hurley

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Merry Land & Investment Company, Inc. (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent (the "Agent") and Arranger. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.Pursuant to Section 2.3.(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $___________________.

2.The Borrower requests that such Swingline Loan be made available to the Borrower on ____________, _____.

3.The proceeds of this Swingline Loan  will  be used for the following purpose:
_________________________________________________________________
_________________________________________________________________.

4.The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by ______________________________.

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Swingline Loan and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and its Subsidiaries in the Loan Documents to which any of them is a party, are and shall be true and correct, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Swingline Loan contained in Article
V. of the Credit Agreement will have been satisfied at the time such Swingline Loan is made.

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.3.(b) of the Credit Agreement.

Merry Land & Investment Company, Inc.


By:
     Name:
     Title:

EXHIBIT H

FORM OF SWINGLINE NOTE


$25,000,000_______________, 19__

FOR VALUE RECEIVED, the undersigned, Merry Land & Investment Company, Inc., a Georgia corporation (the "Borrower"), hereby promises to pay to the order of First Union National Bank (the "Swingline Lender") to its address at ___________________________, or at such other address as may be specified by the Swingline Lender to the Borrower, the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to made any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans.

This Note is the Swingline Note referred to in the Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among the Borrower, the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof, Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent and Arranger, and evidences Swingline Loans made thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.

This Note shall be governed by, and construed in accordance with, the laws of the State of NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

Merry Land & Investment Company, Inc.


By:
     Name:
     Title:


ATTEST:


By:
     Name:
     Title:

[CORPORATE SEAL]


SCHEDULE OF Swingline LOANS

This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:


Date of Loan
Principal Amount of Loan
Amount Paid or Prepaid
Unpaid Principal Amount
Notation
Made By




EXHIBIT I

FORM OF BID RATE QUOTE REQUEST

______________, _____

First Union National Bank, as Agent
One First Union Center
Charlotte, North Carolina  28288-0166
Attention:  Jane Hurley

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Merry Land & Investment Company, Inc. (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof, Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent (the "Agent") and Arranger. Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

The Borrower hereby requests Bid Rate Quotes for the following proposed Bid Rate Borrowings:

Borrowing Date
Amount1
Interest Period2


______________, ______
$___________________
___________ days



Merry Land & Investment Company, Inc.


By:
     Name:
     Title:

EXHIBIT J

FORM OF BID RATE QUOTE

________________, ____


First Union National Bank, as Agent
One First Union Center
Charlotte, North Carolina  28288-0166
Attention:  Jane Hurley

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Merry Land & Investment Company, Inc. (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent (the "Agent") and Arranger. Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

In response to the Borrower's Bid Rate Quote Request dated _____________, 19__, the undersigned hereby makes the following Bid Rate Quote(s) on the following terms:

1.Quoting Lender:____________________________

2.Person to contact at quoting Lender:____________________________

3.The undersigned offers to make Bid Rate Loan(s) in the following principal amount(s), for the following Interest Period(s) and at the following Bid Rate(s):

Borrowing Date
Amount1
Interest Period
Bid Rate



__________, 19___
$_____________
     _________days
    __________%


The undersigned understands and agrees that the offer(s) set forth above, subject to satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] the undersigned to make the Bid Rate Loan(s) for which any offer(s) [is/are] accepted, in whole or in part.





By:
     Name:
     Title:


EXHIBIT K

FORM OF BID RATE QUOTE ACCEPTANCE

__________________, 19__

First Union National Bank, as Agent
One First Union Center
Charlotte, North Carolina  28288-0166
Attention:  Jane Hurley

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Merry Land & Investment Company, Inc. (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent and Arranger. Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

The Borrower hereby accepts the following offer(s) of Bid Rate Quotes:

Quote Date
Quoting Lender
Amount Accepted1





____________, 19____
__________________
$_______________


____________, 19____
__________________
$_______________


____________, 19____
__________________
$_______________



Merry Land & Investment Company, Inc.


By:
     Name:
     Title:


EXHIBIT L

FORM OF REVOLVING NOTE


$___________________________________, 19__

FOR VALUE RECEIVED, the undersigned, Merry Land & Investment Company, Inc., a Georgia corporation (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender"), in care of First Union National Bank, as Agent (the "Agent") to First Union National Bank, One First Union Center, Charlotte, North Carolina 28288, or at such other address as may be specified by the Agent to the Borrower, the principal sum of ________________ AND ____/100 DOLLARS (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Loans or if the Revolving Loans have been converted into Term Loans under Section 2.13. the Term Loan, made by the Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Revolving Loan or the Term Loan, as applicable, made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to made any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of such Loans made by the Lender.

This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among the Borrower, the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof, Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent and Arranger and evidences Revolving Loans, or the Term Loan, made by the Lender thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.5.(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the laws of the State of NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date first written above.

Merry Land & Investment Company, Inc.


By:
     Name:
     Title:


ATTEST:


By:
     Name:
     Title:

[CORPORATE SEAL]


SCHEDULE OF LOANS

This Note evidences Revolving Loans or the Term Loan made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:


Date of Loan
Principal Amount of Loan
Amount Paid or Prepaid
Unpaid Principal Amount
Notation
Made By




EXHIBIT M

FORM OF BID RATE NOTE


____________, 19__

FOR VALUE RECEIVED, the undersigned, Merry Land & Investment Company, Inc., a Georgia corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Lender"), in care of First Union National Bank, as Agent (the "Agent") to First Union National Bank, One First Union Center, Charlotte, North Carolina 28288, or at such other address as may be specified by the Agent to the Borrower, the aggregate unpaid principal amount of Bid Rate Loans made by the Lender to the Borrower under the Credit Agreement, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Bid Rate Loan, at such office at the rates and on the dates provided in the Credit Agreement.

The date, amount, interest rate and maturity date of each Bid Rate Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Bid Rate Loans made by the Lender.

This Note is one of the Bid Rate Notes referred to in the Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among the Borrower, the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof, Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent and Arranger and evidences Bid Rate Loans made by the Lender thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Bid Rate Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.5.(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the laws of the State of NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bid Rate Note under seal as of the date first written above.

Merry Land & Investment Company, Inc.


By:
     Name:
     Title:


ATTEST:


By:
     Name:
     Title:

[CORPORATE SEAL]


SCHEDULE OF BID RATE LOANS


This Note evidences Bid Rate Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:


Date of Loan
Principal Amount of Loan

Interest Rate
Maturity
Date of Loan
Amount
Paid or Prepaid
Unpaid Principal Amount

Notation
Made By



EXHIBIT N

FORM OF EXTENSION REQUEST

____________, _____

First Union National Bank, as Agent
One First Union Center
Charlotte, North Carolina  28288-0166
Attention:  Jane Hurley

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Merry Land & Investment Company, Inc. (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof (the "Lenders"), Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent (the "Agent") and Arranger. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.12. of the Credit Agreement, the Borrower hereby requests that the Lenders agree to extend the Revolving Termination Date from its current date of _______, ____ by one year to ________, ____.

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof (a) no Default or Event of Default has occurred and is continuing, and
(b) the representations and warranties made or deemed made by the Borrower and its Subsidiaries in the Loan Documents to which any of them is a party, are true and correct, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

Merry Land & Investment Company, Inc.


By:
     Name:
     Title:


EXHIBIT P

FORM OF COMPLIANCE CERTIFICATE

First Union National Bank, as Agent
One First Union Center
Charlotte, North Carolina  28288-0166

Each of the Lenders Party to the Credit Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 16, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Merry Land & Investment Company, Inc. (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.5.(d) thereof, Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, as Agent (the "Agent") and Arranger. Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

Pursuant to Section 8.3. of the Credit Agreement, the undersigned hereby certifies to the Lender as follows:

(1)The undersigned is the chief financial officer of the Borrower.

(2)The  undersigned has examined the books and records of the Borrower and  has
conducted   such  other  examinations  and  investigations  as  are  reasonably necessary to provide this Compliance Certificate.

(3)To the best of the undersigned's knowledge, information and belief, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].

(4)To the best of the undersigned's knowledge, information and belief, the representations and warranties made or deemed made by the Borrower and its Subsidiaries in the Loan Documents to which any of them is a party, are true and correct on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

(5)Attached hereto as Schedule 1 are the calculations required to establish whether or not the Borrower, and when appropriate its consolidated Subsidiaries, were in compliance with the covenants contained in Sections 9.1. and 9.6.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.




     Title: of Merry Land & Investment Company, Inc.


1 Minimum amount of $5,000,000 or larger multiple of $1,000,000.
2 No less than 7 days and up to 180 days after  the borrowing date and must end on a Business Day.
1 Minimum amount of $5,000,000 or larger multiple of $1,000,000.
1 Minimum amount of $5,000,000 or larger multiple of $1,000,000.


EXHIBIT O

OPINION OF BORROWER'S COUNSEL

                                 September 16, 1997


THE LENDERS PARTY TO THE CREDIT AGREEMENT REFERRED TO BELOW AND FIRST UNION NATIONAL BANK, AS AGENT

Re: MERRY LAND & INVESTMENT COMPANY, INC. CREDIT AGREEMENT DATED AS OF SEPTEMBER 16, 1997; FIRST UNION NATIONAL BANK, AGENT

Ladies & Gentlemen:

We have acted as counsel to Merry Land & Investment Company, Inc., a Georgia corporation (the "Borrower") in connection with the transactions contemplated by the Credit Agreement of even date (the "Credit Agreement") by and among the Borrower, the Lenders referred to therein, Bank of America National Trust and Savings Association, as Syndication Agent, Fleet National Bank, as Documentation Agent, and First Union National Bank, a national banking association, as Agent (the "Agent") and Arranger. We are also counsel to the Subsidiaries listed on Schedule 6.1(b) of the Credit Agreement. Capitalized terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 5.1(a)(iii) of the Credit Agreement.

As such counsel, we have examined an executed copy of the Credit Agreement, the Revolving Notes, the Bid Rate Notes, the Swingline Note and the Guaranties executed by each of the Subsidiaries (all of such documents being referred to collectively herein as the "Loan Documents"). We have also examined the articles of incorporation, bylaws, certificates of limited partnership and partnership agreements, as applicable of the Borrower and its Subsidiaries, the corporate and partnership minute books of the Borrower and its Subsidiaries, certificates of officers of the Borrower, its Subsidiaries, and public officials, and such other documents, and have made such other investigations, as we have deemed necessary or appropriate for the purpose of giving the opinions herein expressed. As such counsel, we have participated in the preparation of the Loan Documents and have consulted with officers of the Borrower and its Subsidiaries and its independent public accountants concerning the terms and provisions thereof and the representations and warranties made by the Borrower and its Subsidiaries thereunder.

In giving the opinions expressed herein and making our investigations in connection herewith, we have assumed

a.the due authorization by the parties thereto other than the Borrower and its Subsidiaries of the documents examined by us;

b.the due execution and delivery by the parties thereto other than the Borrower and its Subsidiaries of the documents examined by us;

c.the genuineness of all signatures of individuals other than individuals signing on behalf of the Borrower or any Subsidiary;

d.the personal legal capacity of all individual signatories;

e.the authenticity of all documents presented to us as originals;

f.the conformity to the originals of all documents presented to us as copies;

g.the integrity and completeness of the corporate and partnership minute books of the Borrower and its Subsidiaries presented to us for our examination, and we have no reason to believe that the foregoing assumptions are unwarranted;

h.the accuracy of the Borrower's federal income tax returns for the taxable periods to which our opinion relates and the Borrower prepared schedules which relate to the Borrower's compliance with real estate investment trust ("REIT") qualification tests; and

i.that all persons required to file Schedules 13D and 13G under the Securities and Exchange Act of 1934 have done so and duly apprised the Borrower during the periods to which our opinion relates and that to the best of our knowledge no persons required to file have failed to do so.

Opinions or statements herein given "to the best of our knowledge" and the factual matters on which we have relied in giving other opinions herein (except for our opinions as to corporate matters that we have given in reliance upon our own investigation of the corporate and partnership minute books of the Borrower and its Subsidiaries, and certificates of public officials and officers of the Borrower and its Subsidiaries) are based upon (a) information coming to our attention in the course of our representation of the Borrower and its Subsidiaries in connection with the transactions contemplated by the Credit Agreement, or otherwise actually known to the lawyers in our firm who have
given   substantive   attention   to  such  transactions,  (b)  the  Borrower's
representations and warranties contained in the Loan Documents, and (c) inquiries of representatives of the Borrower and its Subsidiaries whom we believe to be reasonably well-informed as to the factual matters in question, but without any other investigations made for purposes of giving such opinions or statements unless otherwise stated herein. However, nothing has come to our attention that would cause us to believe that our reliance thereon for purposes of such opinions is unwarranted.

Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that:

1. DULY ORGANIZED CORPORATIONS, PARTNERSHIPS. The Borrower and each corporate Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its respective state of formation and has the full corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The Subsidiaries that are partnerships have been duly organized as limited partnerships and are validly existing in good standing under the laws of their respective states of formation and have the power and authority to own their properties and to carry on their business and are duly qualified and authorized to do business in each jurisdiction in which the character of their properties or the nature of their business requires such qualification and authorization. All of the outstanding stock of the corporate Subsidiaries is owned by Borrower. All of the outstanding partnership interests of the Subsidiaries that are partnerships are owned by corporate Subsidiaries.

2. FULL CORPORATE POWER. The Borrower and each Subsidiary has full corporate or partnership power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, all corporate or partnership action required for the execution, delivery and performance thereof has been duly taken, and each of such Loan Documents to which it is a party has been duly executed and delivered by the Borrower or Subsidiary, as applicable, and constitutes the legal, valid and binding obligation of the Borrower or Subsidiary, as applicable, enforceable against the Borrower or Subsidiary, as applicable, in accordance with its terms.

3. EXECUTION OF THE LOAN DOCUMENTS. The execution, delivery and performance by each of the Borrower and its Subsidiaries of the Loan Documents to which it is a party do not:

3.1 require any approval or consents of the stockholders of the Borrower,

3.2 conflict with, or result in a breach of or constitute a default under:

3.2.1 the articles of incorporation, bylaws, certificate of limited partnership or partnership agreement, as applicable of the Borrower or any Subsidiary;

3.2.2 any law or any order, writ, injunction or decree of any court or governmental authority to which the Borrower or any Subsidiary or its property is subject; or

3.2.3 any document, instrument or agreement evidencing any of the Indebtedness set forth on Schedule 6.1(g) of the Credit Agreement or any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or its property is bound; or

3.3 result in the creation or imposition of any lien, charge or encumbrance upon the properties of the Borrower and any Subsidiary.

4. NO LITIGATION. There are no pending or, to the best of our knowledge, threatened, suits or proceedings against the Borrower, any Subsidiary or its respective properties before any court, arbitrator or governmental or administrative body or agency, that if adversely determined would have a material adverse effect on the business, condition (financial or otherwise), operations, liability, assets or prospects of the Borrower, except as set forth on Schedule 5.1(g) to the Credit Agreement.

5. NO AUTHORIZATION. No authorization, consent or approval of any governmental authority or third party, not heretofore obtained, is required for the execution and delivery of any of the Loan Documents by the Borrower or any Subsidiary.

6. NOT AN "INVESTMENT COMPANY". Neither the Borrower nor any Subsidiary is, nor is the Borrower or any Subsidiary directly or indirectly controlled by or acting on behalf of any person which is, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

7. REIT QUALIFICATION. The Borrower met the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable years 1990-1996.

8. 1997 REIT QUALIFICATION. The Borrower's diversity of stock ownership and proposed method of operation should allow it to qualify as a REIT for 1997.

9. REGULATIONS G.T.U AND X. The making of any Loans and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

10. USURY. If governed by the laws of the State of Georgia, the provisions of the Loan Documents with respect to payment of interest, fees, costs, and other charges for the use of money would not violate the interest and usury laws as in effect in the State of Georgia.

11. GOVERNING LAW. In a properly presented and argued case, a state court or a federal court located in the State of Georgia and applying the conflict of law rules of the State of Georgia should give effect to each of the provisions of the Loan Documents providing that such document is to be governed by the laws of the State of North Carolina.

The opinions expressed in paragraph 2 above are subject to the following qualifications and limitations:

11.1 Enforcement of the Loan Documents may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general.

11.2 Enforcement of the Loan  Documents   is  subject  to  general  equitable
principles and to general standards of commercial reasonableness and the possible unenforceability of provisions purporting to waive certain rights of guarantors.

11.3 The enforceability of provisions in the Loan Documents providing for indemnification and contribution may be limited by federal or state securities laws and the public policy underlying such laws.

11.4 The enforceability of provisions in the Loan Documents to the effect that terms may not be waived or modified except in writing and with respect to the waiver of trial by jury may be limited under certain circumstances.

11.5 Our opinion with respect to the enforceability of the Loan Documents is based upon the assumption that the relevant law of the State of North Carolina is substantially similar to the law of the State of Georgia.

The foregoing opinions are limited to matters involving the federal laws of the United States, the law of the State of Georgia, the Alabama Business Corporation Act and the Maryland General Corporation Law and we do not express any opinion as to the laws of any other jurisdiction.

The opinions expressed in paragraphs 7-8 are based upon the Code, the U.S. Treasury Regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein.

This opinion is delivered solely for your benefit in connection with the Credit Agreement and may not be relied upon by any other person or for any other purpose without our prior written consent, except that it may be relied upon as of the date hereof by any successor or permitted assignee of a Lender or the Agent succeeding to the rights of such Lender or the Agent under the Loan Documents.


HULL, TOWILL, NORMAN & BARRETT, P.C.